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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Oxford Industries, Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 15, 2021

        Notice is hereby given that the 2021 Annual Meeting of Shareholders of Oxford Industries, Inc. will be held on Tuesday, June 15, 2021 at 2:00 p.m., Eastern Time. Due to continuing public health concerns regarding large, in-person gatherings as a result of the COVID-19 pandemic, this year's annual meeting will once again be conducted as a virtual meeting via live audio webcast. There will not be a physical location for the annual meeting, and shareholders will not be able to attend the meeting in person. Shareholders may access and participate in the annual meeting by visiting www.meetingcenter.io/286704064. The purposes of the meeting are to:

  (1)
  elect as directors four Class II nominees and one Class III nominee, as named in the accompanying proxy statement, to serve until the 2024 Annual Meeting of Shareholders and the 2022 Annual Meeting of Shareholders, respectively;

  (2)
  ratify the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2021;

  (3)
  approve, by a non-binding, advisory vote, the compensation of our named executive officers; and

  (4)
  transact any other business that properly comes before the annual meeting or any adjournment or postponement.

        Shareholders of record as of the close of business on April 16, 2021 will be entitled to notice of and to vote at the annual meeting or at any adjournment or postponement of the annual meeting.

        We have designed the format of the annual meeting to ensure that shareholders have the opportunity to participate in the meeting. The annual meeting will include a live Q&A session during which members of our executive leadership team, including the Chairman of the Board, will answer questions submitted during the meeting, as time permits. To ensure the annual meeting is conducted in a manner that is fair to all shareholders, the Chairman (or such other person designated by our Board) may exercise discretion in recognizing questions, the order in which questions are answered and the amount of time devoted to questions.

        We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. A Notice of Internet Availability of Proxy Materials will be mailed to shareholders beginning on or about May 6, 2021. This proxy statement and our 2020 Annual Report on Form 10-K may be accessed by all shareholders at http://www.edocumentview.com/oxford. Any shareholder may request a printed copy of the proxy materials by following the instructions set forth in the Notice of Internet Availability.

        Your vote is important, and you are encouraged to vote as soon as possible. You may vote using any of the following methods: (1) on the Internet; (2) by requesting a paper copy of the proxy materials and submitting your vote via a toll-free telephone number or by signing, dating and mailing a completed proxy card; or (3) electronically during the annual meeting. Please review the instructions on each of your voting options described in the Notice of Internet Availability. If your shares are held in an account with a broker, your broker will vote your shares for you if you provide voting instructions. In the absence of instructions, your broker can only vote your shares on limited matters.

        The live audio webcast of the annual meeting will begin promptly at 2 p.m., Eastern Time. We encourage shareholders to access the webcast in advance of the designated start time. Please see "Information About the Meeting and Voting" in the accompanying proxy statement for additional information about how to participate in the annual meeting.

May 6, 2021	By Order of the Board of Directors,

Suraj A. Palakshappa Vice President-Law, General Counsel and Secretary

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 15, 2021: This proxy statement and our 2020 Annual Report on Form 10-K are available on the Internet at http://www.edocumentview.com/oxford.

999 Peachtree Street, N.E., Suite 688
Atlanta, Georgia 30309

PROXY STATEMENT

For 2021 Annual Meeting of Shareholders
To Be Held on June 15, 2021

INTRODUCTION

        This proxy statement contains information relating to the 2021 Annual Meeting of Shareholders of Oxford Industries, Inc. to be held on Tuesday, June 15, 2021, beginning at 2:00 p.m., Eastern Time. The annual meeting will be conducted as a virtual meeting, accessible via live audio webcast at www.meetingcenter.io/286704064. In light of continuing public health concerns regarding large, in-person gatherings as a result of the COVID-19 pandemic, we believe that hosting a virtual meeting is in the best interest of our shareholders and employees.

        We have elected to provide access to our proxy materials on the Internet. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials to our shareholders instead of a paper copy of our proxy materials. By providing our proxy materials on the Internet, we believe that we are increasing our shareholders' ability to access the information they need while at the same time reducing the cost and environmental impact of our annual meeting. The Notice of Internet Availability contains instructions for accessing our proxy materials and submitting a proxy on the Internet. The Notice of Internet Availability also contains instructions for requesting a paper copy of our proxy materials. We will begin mailing the Notice of Internet Availability on or about May 6, 2021 to all holders of our common stock, par value $1.00 per share, entitled to vote at the annual meeting. A similar notice will be sent by brokers and other nominees to beneficial owners of shares of which they are the shareholder of record.

        This proxy statement and our 2020 Annual Report on Form 10-K are available at http://www.edocumentview.com/oxford. We will mail any shareholder a copy of the proxy materials free of charge upon request, but you will not receive a printed copy of the proxy materials unless you request one. You may request to receive a copy of proxy materials by following the instructions set forth in the Notice of Internet Availability.

PROPOSALS FOR SHAREHOLDER CONSIDERATION

Proposal		Board's Recommendation

Proposal No. 1—Election of Directors	Election of Messrs. Thomas C. Chubb III, John R. Holder, Stephen S. Lanier and Clarence H. Smith as Class II directors for a three-year term expiring in 2024 and Mr. Milford W. McGuirt as a Class III director for a one-year term expiring in 2022	FOR EACH

Proposal No. 2—Ratification of Ernst & Young LLP	Ratification of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2021	FOR

Proposal No. 3—Non-Binding, Advisory Vote on Executive Compensation	A non-binding, advisory vote to approve the compensation paid to our named executive officers	FOR

Proposal No. 1: Election of Directors

Board of Directors

        In accordance with our charter, our directors are divided into three classes that are as nearly equal in size as possible. Directors in each class are elected to three year terms, with director classes serving staggered terms. A director holds office until the annual meeting of shareholders held in the year during which the director's term ends and until his or her successor is elected and qualified. When the number of directors is increased, newly appointed directors are required to stand for election at the next annual meeting.

Bylaws Relating to Retirement

        Pursuant to our bylaws, an individual becomes ineligible for election or appointment as a director: (1) for any employee director (i.e., someone who concurrently serves as an employee of our company and as a member of our Board), other than an individual who has at any time served as our Chief Executive Officer, following the end of our fiscal year during which such individual reaches the age of 65; and (2) for any other individual, following the end of our fiscal year during which such individual reaches the age of 72.

Director Nominees

        Our Board currently consists of three Class I directors (Messrs. Dennis M. Love, Clyde C. Tuggle and E. Jenner Wood III), four Class II directors (Messrs. Thomas C. Chubb III, John R. Holder, Stephen S. Lanier and Clarence H. Smith), three Class III directors (Ms. Helen Ballard, Mr. Thomas C. Gallagher and Ms. Virginia A. Hepner) and Mr. Milford W. McGuirt.

        At our 2021 annual meeting, the terms of our Class II directors will expire. Our Board, on the recommendation of our Nominating, Compensation & Governance Committee, or NC&G Committee, has unanimously nominated Messrs. Thomas C. Chubb III, John R. Holder, Stephen S. Lanier and Clarence H. Smith for election at our annual meeting as Class II directors, each to serve for a three year term expiring in 2024 and until his respective successor is elected and qualified.

        Our Board, on the recommendation of our NC&G Committee, has also unanimously nominated Mr. Milford W. McGuirt for election at this year's annual meeting as a Class III director, to serve for a one year term expiring in 2022 and until his successor is elected and qualified. Mr. McGuirt was initially appointed as a director by our Board on August 14, 2020. Mr. McGuirt was identified and recruited as a potential director nominee by our NC&G Committee. After evaluating Mr. McGuirt's experience, qualifications, attributes, skills and independence, our NC&G Committee unanimously recommended to our Board that he be appointed to the Board. In August 2020, our Board approved an amendment to our bylaws to increase the size of the Board to 11 members and appointed Mr. McGuirt to fill the vacancy. Because Mr. McGuirt was appointed to fill a newly created vacancy, as noted above, pursuant to our charter, he is required to stand for election at this year's annual meeting in order to continue to serve as a member of our Board.

        The terms of our Class III directors expire in 2022, and the terms of our Class I directors expire in 2023. Each of our Class III and Class I directors is currently expected to remain in office for the remainder of his or her current term.

Required Vote

        In an uncontested election at an annual meeting of shareholders, our bylaws require that each director be elected by a majority of the votes cast with respect to such director (number of shares voted "for" a director must exceed the number of votes cast "against" that director). In accordance with our bylaws, in order for a shareholder to have nominated a director for consideration at the 2021 annual meeting, we must have received the nomination not later than the close of business on March 18, 2021. We have not received a shareholder nomination for a director for consideration at the 2021 annual meeting. Accordingly, the election of directors at the 2021 annual meeting is an uncontested election.

        Under Georgia law, in an uncontested election, if a nominee who is already serving as a director is not elected, the director would continue to serve on our Board as a "holdover director." Under our bylaws, any holdover director who fails to receive a majority of the votes cast must offer to tender his or her resignation to our Board. Our Board, in consultation with any of its committees so designated, would then determine whether to accept or reject the resignation, or whether other action should be taken. Under our bylaws, our Board is required to act on the resignation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified.

        Abstentions and broker non-votes will have no effect on the vote for the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        Each nominee has consented to serve if elected, and our Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If a nominee becomes unwilling or unable to serve prior to the annual meeting, then at the recommendation of our Board: (1) proxies will be voted for a substitute nominee selected by or at the direction of our

2    2021 PROXY STATEMENT

Board; (2) the vacancy created by the inability or unwillingness of a nominee to serve will remain open until filled by our Board; or (3) our bylaws may be amended to reduce the number of directors serving on our Board.

Recommendation of our Board of Directors

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF MESSRS. THOMAS C. CHUBB III, JOHN R. HOLDER, STEPHEN S. LANIER AND CLARENCE H. SMITH AS A CLASS II DIRECTOR AND MR. MILFORD W. MCGUIRT AS A CLASS III DIRECTOR.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

        Our Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2021, which appointment was ratified by our full Board. Ernst & Young LLP has served as our independent auditors since 2002.

        Our Board considers Ernst & Young LLP to be well qualified and recommends that our shareholders vote to approve its selection. Although shareholder ratification of the selection of our independent registered public accounting firm is not required by law, our Board believes soliciting shareholder approval of Ernst & Young LLP's selection to be a matter of good corporate governance. A representative of Ernst & Young LLP is expected to participate in the annual meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from shareholders.

Required Vote

        Ratification of the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2021 requires the affirmative vote of at least a majority of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. If our shareholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2021, our Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for fiscal 2021 and/or future years.

Recommendation of our Board of Directors

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY ERNST & YOUNG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021.

Proposal No. 3: Non-Binding, Advisory Vote to Approve Executive Compensation

Executive Compensation

        We are asking shareholders to indicate their support for our named executive officer compensation practices, as described in this proxy statement. This "say-on-pay" proposal gives our shareholders the opportunity to express their views on our executive compensation practices. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

        As further described under "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to maintain a strong link between pay and performance for our named executive officers; align our named executive officers' interests with those of our shareholders by creating a strong focus on stock ownership; and ensure that we are able to attract and retain talented individuals who can deliver excellent business performance.

Proposed Resolution

        We are asking our shareholders to vote on the following resolution at the annual meeting:

          RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth herein.

2021 PROXY STATEMENT    3

Required Vote

        Approval of the say-on-pay resolution requires the affirmative vote of at least a majority of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Because broker non-votes are counted as present at the annual meeting for quorum purposes but are not counted as entitled to vote on this proposal, they will have no effect on the vote on the resolution approving executive compensation. Abstentions will have the same effect as a vote against this proposal.

        The vote on this say-on-pay proposal is advisory, and therefore the results of this proposal are not binding on our company, our NC&G Committee or our Board. The results of this proposal will not overrule any decision made by our Board or NC&G Committee. Our Board and our NC&G Committee value the input of our shareholders and to the extent there is any significant vote against this say-on-pay proposal, we will consider our shareholders' concerns and our NC&G Committee will evaluate whether any actions, in fiscal 2021 or in subsequent years, are appropriate to address those concerns.

Recommendation of our Board of Directors

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL APPROVING EXECUTIVE COMPENSATION.

4    2021 PROXY STATEMENT

 CORPORATE GOVERNANCE AND BOARD MATTERS

Directors

        Under our articles of incorporation, or charter, our Board must consist of at least nine members, with the specific number fixed by our bylaws, as amended from time to time. Our bylaws were amended in August 2020 to set the number of our directors at 11 members, and we currently have 11 members serving on our Board.

        Our charter provides that the members of our Board are to be divided into three classes. Our Board currently consists of three Class I directors (Messrs. Dennis M. Love, Clyde C. Tuggle and E. Jenner Wood III), four Class II directors (Messrs. Thomas C. Chubb III, John R. Holder, Stephen S. Lanier and Clarence H. Smith), three Class III directors (Ms. Helen Ballard, Mr. Thomas C. Gallagher and Ms. Virginia A. Hepner), and Mr. Milford W. McGuirt. Mr. McGuirt was appointed by our Board to fill the vacancy created by the increase in the size of our Board in August 2020. The terms of our Class II directors expire at the 2021 annual meeting, while the terms of our Class III directors and Class I directors expire in 2022 and 2023, respectively.

        Our Board has unanimously nominated each of Messrs. Thomas C. Chubb III, John R. Holder, Stephen S. Lanier and Clarence H. Smith, who are currently Class II directors, for re-election at the annual meeting, each to serve for a three year term expiring in 2024 and until his respective successor is elected and qualified, and Mr. Milford W. McGuirt for election as a Class III director at the annual meeting, to serve for a one year term expiring in 2022 and until his successor is elected and qualified.

Director Nominees

        The following sets forth, as of April 16, 2021, certain information concerning our nominees for director, as well as a description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of these individuals should serve as a director.

Nominees for Class II Director

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Thomas C. Chubb III	57	2012	Mr. Chubb is our Chairman, Chief Executive Officer and President. Mr. Chubb has served as our Chief Executive Officer and President since 2013 and was elected our Chairman in 2015. Mr. Chubb served as our President starting in 2009, as our Executive Vice President from 2004 until 2009, and as our Vice President, General Counsel and Secretary from 1999 to 2004. Mr. Chubb was elected to the Board of Directors of Flowers Foods, Inc. in August 2020 and serves on its Audit and Finance Committees.

Mr. Chubb has been an executive with our company for more than 20 years. Mr. Chubb was instrumental in our company's transformation from its historical domestic private label manufacturing roots to becoming a leading company engaged in the design, sourcing, marketing and distribution of lifestyle branded apparel products and provided direct oversight for many of our operating groups for several years before being promoted to Chief Executive Officer. Mr. Chubb's previous experience as our General Counsel also gives him key insights into the business, legal and regulatory environment in which we operate. Mr. Chubb's long history with our organization, his leadership skills and his knowledge of our businesses and industry serve our Board well.

2021 PROXY STATEMENT    5

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
John R. Holder	66	2009
Mr. Holder is Chairman and Chief Executive Officer of Holder Properties, Inc., a commercial and residential real estate development, leasing and management company, and has held that position since 1989. Mr. Holder has served as Chief Executive Officer of Holder Properties since 1980. He is a member of the Board of Directors and Compensation, Nominating and Governance Committee of Genuine Parts Company and also serves on the Board of Directors of SunTrust Bank's Atlanta Region.

Mr. Holder has demonstrated strategic leadership in growing Holder Properties, which has been involved in developing over 12 million square feet of commercial and student housing space valued in excess of $2.5 billion, and also has extensive involvement in the financial and marketing areas of that business. His service as the Chairman and Chief Executive Officer of Holder Properties, together with various board affiliations including civic organizations and membership on the Compensation, Nominating and Governance Committee of Genuine Parts Company, has given him leadership experience, business acumen and financial literacy beneficial to our Board and Audit Committee.

Stephen S. Lanier	43	2018
Mr. Lanier is a Managing Partner of Fremantle Capital, LLC, a private investment firm that seeks to acquire or invest in mature, lower middle market companies primarily in the Southeastern U.S. and Texas. Prior to co-founding Fremantle Capital in 2017, Mr. Lanier spent seven years in leadership positions in operations, compliance, governmental affairs and the office of the general counsel of Southern Company, one of the nation's largest energy companies. Before joining Southern Company, Mr. Lanier served in the Central Intelligence Agency during the George W. Bush and Barack Obama administrations. Mr. Lanier began his career as a securities analyst for Merrill Lynch. Mr. Lanier currently serves on the Board of Directors of Stonecreek Dental Care.

Mr. Lanier has more than 15 years of private and public sector experience in multiple industries. Mr. Lanier has extensive middle market M&A experience and has worked internationally in various regions. He has a strong financial background, as well as insight into the global markets and regulatory environments in which we operate, all of which provides valuable insights to our Board and Audit Committee.

Clarence H. Smith	70	2003
Mr. Smith is Chairman of the Board and Chief Executive Officer of Haverty Furniture Companies, Inc., a full-service home furnishings retailer. Mr. Smith was elected Chairman of Havertys in 2012 and has served as its Chief Executive Officer since 2003. He served as President and Chief Executive Officer of Havertys from 2003 to March 2021, and has served in various other senior management positions at Havertys since 1996. Mr. Smith also serves on the Executive Committee of Havertys.

Mr. Smith has 25 years of senior management experience at Haverty Furniture Companies, Inc., an Atlanta-based, publicly traded company with over 100 stores in 16 states, which affords our Board and our NC&G Committee valuable insight into compensation, governance and general business practices at a company with a brand management focus and retail and other direct-to-consumer business activities.

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Nominee for Class III Director

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Milford W. McGuirt	64	2020	Mr. McGuirt retired as Managing Partner of the Atlanta office and Mid-South Region of KPMG in 2019. During a 33-year career at KPMG, Mr. McGuirt held a number of leadership positions, including as a senior partner and the National Audit Sector Leader and National Industry Leader for the firm's higher education practice. Prior to joining KPMG, Mr. McGuirt served as an audit manager with Coopers & Lybrand. Mr. McGuirt served as a member of the Board of Directors, Audit Committee and Nominating and Corporate Governance Committee of HD Supply Holdings, Inc. and HD Supply, Inc. from June 2020 until those companies' acquisition by The Home Depot, Inc. in December 2020.

Mr. McGuirt has more than 40 years of experience in public accounting and audit services, which included recognition as one of Atlanta's Most Admired CEOs by the Atlanta Business Chronicle in 2017 when he was heading up KPMG's Atlanta office and Mid-South Region. Mr. McGuirt's professional experience, which includes extensive board and civic affiliations, provides our Board and Audit Committee with valuable financial expertise, governance insights and strategic leadership.

2021 PROXY STATEMENT    7

Continuing Directors

        The following sets forth, as of April 16, 2021, certain information concerning our current Class III and Class I directors, whose terms expire in 2022 and 2023, respectively, as well as a description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of these individuals should serve as a director. Each of our Class III and Class I directors is currently expected to remain in office for the remainder of his or her current term.

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Helen Ballard	66	1998	Ms. Ballard is the owner of Helen Ballard LLC, a company she formed in 2015 in the business of home furnishing products design. Prior to forming Helen Ballard LLC, Ms. Ballard founded Ballard Designs, Inc. in 1983 and served as its Chief Executive Officer until she retired from that position in 2002. Ballard Designs, Inc. is a multichannel direct-to-consumer home furnishing retail business which is currently part of QVC, Inc. and its parent company Qurate Retail, Inc.

Ms. Ballard has more than 20 years of experience in a chief executive capacity. Ms. Ballard also previously served as a member of the Board of Directors of Cornerstone Brands, Inc., which was organized as a conglomerate of companies selling home and leisure goods and casual apparel through catalogs primarily aimed at affluent, well-educated consumers ages 35 to 60. Ms. Ballard's experience in direct-to-consumer businesses, in particular with business activities aimed at demographics overlapping those of our various operating groups, serves our Board well.

Thomas C. Gallagher	73	2013 (previous service 1991 - 2007)
Mr. Gallagher is the retired Chairman and Chief Executive Officer of Genuine Parts Company, a global service organization engaged in the distribution of automotive and industrial replacement parts. Mr. Gallagher served as Chief Executive Officer of Genuine Parts Company from 2004 until 2016, as its Executive Chairman from 2005 until 2017, as its Non-Executive Chairman until 2019 and in various other senior management positions at Genuine Parts Company since 1990. Mr. Gallagher continued to serve as a director of Genuine Parts until reaching that company's mandatory retirement age for directors in 2020.

Mr. Gallagher has more than 25 years of executive-level responsibilities with a NYSE-listed public company; brings extensive experience serving as a director of other companies, including having served on the Board of Directors of Genuine Parts for more than 25 years and having previously served on the boards of STI Classic Funds, STI Classic Variable Trust and National Services Industries, Inc.; and is extremely familiar with our company, having served on our Board for more than 20 years. Mr. Gallagher's business acumen, financial expertise and leadership skills are a valuable asset to our Board and Audit Committee.

8    2021 PROXY STATEMENT

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Virginia A. Hepner	63	2016
Ms. Hepner retired from her position as President and Chief Executive Officer of The Woodruff Arts Center, a visual and performing arts center, in 2017. Ms. Hepner had served in this capacity since 2012. Prior to joining the Woodruff Arts Center, she served as a consultant to DMI Music and Media Solutions from 2011 until 2012. She is currently a principal investor in GHL, LLC, a private real estate investment partnership for commercial assets. Ms. Hepner retired from Wachovia Bank in 2005 as an Executive Vice President. Ms. Hepner serves as a director of Cadence Bancorporation, including as Chair of its Audit Committee and a member of its Executive and Nominating and Corporate Governance Committees. Ms. Hepner is also a member of the Board of Directors of National Vision Holdings, Inc., including as the Chair of its Nominating and Corporate Governance Committee and a member of its Audit Committee. Ms. Hepner previously served as a director of Chexar Corporation (now named Ingo Money, Inc.).

Ms. Hepner has more than 25 years of corporate banking and capital markets experience, including having served as a senior officer with financial oversight responsibilities. Her financial expertise and leadership skills, also evidenced by her experience as a director of publicly held companies and overseeing various aspects of The Woodruff Arts Center's operations, serve our Board well.

Dennis M. Love	65	2008
Mr. Love is the retired Chairman of Printpack Inc., a manufacturer of flexible and specialty rigid packaging, a position he held from 2005 until 2017. Mr. Love also served as Chief Executive Officer of Printpack Inc. from 1987 until his retirement from that position in 2016. Mr. Love served as a director of AGL Resources, Inc. from 1999 until that company's merger with Southern Company in 2016.

Mr. Love has approximately 30 years of experience as a chief executive and has extensive service as a director of public companies, including having served on the Compensation and Employee Benefits Committee of Caraustar Industries, Inc. and the Nominating, Governance and Corporate Responsibility Committee of AGL Resources, Inc. The insight Mr. Love gained through these board affiliations serves our Board well. In addition, Mr. Love's stewardship of Printpack Inc.'s successful domestic and international acquisitions allows him to offer key insights into our operations and strategic decision making, making him a valuable asset to our Board and Audit Committee.

2021 PROXY STATEMENT    9

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Clyde C. Tuggle	60	2011
Mr. Tuggle is a co-founder of Pine Island Capital Partners, a middle-market private equity investment firm. Mr. Tuggle retired as Senior Vice President, Chief Global Public Affairs and Communications Officer of The Coca-Cola Company in 2017, a position he held since 2009, and subsequently served as Senior Advisor to the Chief Executive Officer of Coca-Cola until 2018. During his 30-year career at Coca-Cola, Mr. Tuggle held a number of senior management roles, including as Executive Assistant (chief of staff) to the CEO; Deputy Division President, Central Europe; Senior Vice President, Worldwide Public Affairs and Communication; and President of Coca-Cola's Russia, Ukraine and Belarus Division. Mr. Tuggle serves on the Board of Directors of Georgia Power Company.

Mr. Tuggle has broad executive management experience at a publicly traded company heavily focused on brand management, which serves our Board well. In addition, Mr. Tuggle's experience at Coca-Cola, which includes oversight of investor relations and public communications issues, provides key insights to our Board and Audit Committee.

E. Jenner Wood III	69	1995
Mr. Wood served as Corporate Executive Vice President of SunTrust Banks, Inc. from 1994 until his retirement in 2016. He also served as Chairman, President and Chief Executive Officer of the Atlanta Division of SunTrust Bank from 2014 to 2015. During his 40+ year career at SunTrust Bank, Mr. Wood served in various corporate executive positions, including as Chairman, President and Chief Executive Officer of the Atlanta/Georgia Division, the Georgia/North Florida Division, and SunTrust Bank Central Group. Mr. Wood is a director of The Southern Company, where he serves on the Audit Committee, and Genuine Parts Company, where he serves on the Compensation, Nominating and Governance Committee.

Mr. Wood's professional career includes more than 20 years in executive management positions with SunTrust Banks, Inc. and its various affiliates. Mr. Wood's insights with respect to financial issues and the financial services industry generally, including as it relates to the retail and business aspects of SunTrust Banks' operations, together with his extensive experience on the boards of directors and committees of various public and private companies, make him a valuable asset to our Board.

Director Independence

        Our Corporate Governance Guidelines provide that we will have a majority of "independent" directors under the New York Stock Exchange's ("NYSE's") listing standards, as determined by the Board, and that, at least annually, our NC&G Committee will review each relationship that exists with a director and his or her related interests for the purpose of determining whether the director is independent. Based in part on our NC&G Committee's review, our Board annually considers the independence of each of our directors.

        At its March 2021 meeting, our NC&G Committee and full Board considered director independence. As part of this consideration, our NC&G Committee and Board broadly considered all relevant facts and circumstances, including the NYSE's corporate governance listing standards and all relevant transactions and relationships between each director (including each director's immediate family members and other affiliates) and our company and/or management to determine whether any relationship might impair the director's ability to make independent judgments.

10    2021 PROXY STATEMENT

        Based on this review and consistent with the recommendation of our NC&G Committee, our Board affirmatively determined that all 10 of our non-employee directors (Mses. Ballard and Hepner and Messrs. Gallagher, Holder, Lanier, Love, McGuirt, Smith, Tuggle and Wood) are independent. In evaluating the independence of our directors, our NC&G Committee and Board gave particular consideration to director tenure, overlapping service on various other company boards of directors and personal and familial relationships among current and former executives and directors of our company, deeming none of these relationships material to those individuals' independence.

        Mr. Chubb is currently our Chairman, Chief Executive Officer and President, and therefore not considered an independent director.

Corporate Governance Guidelines; Conduct Policies

        Our Board has adopted Corporate Governance Guidelines that set forth certain guidelines for the operation of the Board and its committees. In accordance with its charter, our NC&G Committee periodically reviews and assesses the adequacy of our Corporate Governance Guidelines. As provided under our Corporate Governance Guidelines, our Board annually conducts a self-evaluation, which our NC&G Committee oversees. Our Board has the authority to engage its own advisors and consultants.

        Our Board has also adopted a Code of Conduct for all of our directors, officers and employees, as well as an ethical conduct policy that applies to our senior financial officers, specifically our chief executive officer and our chief financial officer. We intend, if applicable, to disclose amendments to our Code of Conduct and our ethical conduct policy for our senior financial officers (other than technical, administrative or other non-substantive amendments) and material waivers of (or failure to enforce) any provisions of these conduct policies (if applicable to any of our directors or executive officers) on our website at www.oxfordinc.com.

Corporate Social Responsibility

        Our actions as a company are guided by our company's core values:

  •
  Integrity—Build trust through honest relationships. Do the right thing.

  •
  Respect—Have respect for oneself and for one another. Lead by example. Exercise humility.

  •
  Inclusion—Root our relationships with one another in understanding, awareness and mutual respect. Value and embrace diversity. Welcome the respectful, open expression of differing ideas and perspectives.

  •
  Accountability—Own our words, decisions and actions. Earn our reputation.

  •
  Teamwork—Show up for each other. Solve problems through good and transparent communication. Know we are strongest when we work as a team.

  •
  Curiosity—Improve and innovate. Simplify and streamline. Embrace change. Challenge ourselves.

        Our adherence to these core values in everything we do as a company is at the heart of our culture of social responsibility, which can be summed up in four words: Do the right thing. For our company, this means doing the right thing for our people, the places we work and our planet, as embodied in the following three pillars of our corporate social responsibility initiatives.

Empower Our People

        We believe that all individuals should be treated with respect and dignity. Our long-term sustainability as an organization is built on two basic tenets: (1) provide our team members with an enriching environment in which to develop professionally; and (2) ensure fair and safe working conditions for all workers engaged within our supply chain.

        In furtherance of attracting and retaining top caliber employees committed to our core values and business strategy, we maintain competitive compensation programs that include a variety of components, including competitive pay and comprehensive benefit plans consistent with the markets in which we operate. As part of our commitment to fostering an environment that supports employee professional development, we provide employees throughout our brands and businesses with robust development opportunities, including on-the-job training, learning and development programs, and other educational programs.

        We are committed to equal opportunity. We believe in a diverse and inclusive workplace that respects and invites differing ideas and perspectives. We make a concerted effort to encourage the exchange of ideas and to actively listen to employee dialogue, provide appropriate training and ensure that the interests of all our employees are supported and advanced. We hope to maintain an environment where there is a sense of belonging and all voices are heard and valued.

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Enrich Our Communities

        Having been in business for over 75 years, we recognize that in order for a company to survive, it must develop deep connections with the communities in which we operate. We recognize the impact we can have on our communities and understand our responsibility in making the world a better place for future generations. We are proud of our company, our brands and our personnel for the manner in which we support our communities through volunteer efforts, charitable giving, sponsorship activities or working with like-minded, responsible business partners.

Reduce Our Environmental Footprint

        We are cognizant of the impact that our operations can have on the environment and actively explore and pursue environmentally-friendly processes throughout our business. In order to make the world a better place for future generations, we understand that we must operate our business in a way that reduces waste and minimizes the impact of our operations on the planet. Our sustainability activities include, for example: (1) energy efficiency initiatives; (2) waste minimization efforts; (3) the use of recycled materials within our supply chain; (4) the implementation of environmentally responsible solutions at our physical locations; (5) working with trade organizations to keep up with industry developments and opportunities; and (6) the incorporation of sustainable raw materials in our products.

        For more information, please visit the "Corporate Responsibility" tab on our website at http://www.oxfordinc.com.

Board Meetings and Committees of our Board of Directors

        During fiscal 2020, our Board held five meetings and committees of our Board held a total of seven meetings. In addition, our Board engaged in supplemental discussions with our company's management on a routine basis throughout fiscal 2020 to remain apprised of our operations and liquidity in light of the business challenges we faced as a result of the COVID-19 pandemic. During fiscal 2020, each of our directors attended 100% of the aggregate number of meetings of our Board and of all committees of which the director was a member. Although we do not have a formal policy requiring attendance by directors at our annual meetings of shareholders, as stated in our Corporate Governance Guidelines, we encourage directors to attend our annual meetings of shareholders. All of our directors at the time attended our 2020 annual meeting.

        Our Board has a standing Executive Committee, Audit Committee and NC&G Committee. The following table identifies the members of each of these committees as of April 16, 2021 and the number of meetings (and actions taken by written consent in lieu of meetings) held by each of these committees during fiscal 2020.

Name	Executive Committee	Audit Committee	NC&G Committee
Helen Ballard*			X
Thomas C. Chubb III	chair
Thomas C. Gallagher*		X
Virginia A. Hepner*			X
John R. Holder*		X
Stephen S. Lanier*		X
Dennis M. Love*	X	chair
Milford W. McGuirt*		X
Clarence H. Smith*	X		chair
Clyde C. Tuggle*		X
E. Jenner Wood III*	X		X

Total Number of Meetings	0	4	3
Actions by Written Consent	0	1	1

*
Independent Director

  Executive Committee

        Our Executive Committee has the power to exercise the authority of the full Board in managing the business and affairs of our company, except certain powers that are reserved to our full Board under Georgia law. In practice, our Executive Committee serves as a means for taking action requiring our Board's approval between its regularly scheduled meetings.

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  Audit Committee

        The purpose of our Audit Committee is to assist our Board in fulfilling its oversight responsibilities with respect to the following: (1) the integrity of our financial statements, reporting processes and systems of internal controls; (2) our compliance with applicable laws and regulations; (3) the qualifications and independence of our independent registered public accounting firm; and (4) the performance of our internal audit department and our independent registered public accounting firm.

        The principal duties and responsibilities of our Audit Committee are set forth in its charter. Pursuant to its charter, our Audit Committee has full access to our books, records, facilities and personnel, as well as the express authority to retain, at our company's expense, any outside legal, accounting or other advisors that it deems necessary or helpful to the performance of its responsibilities. Pursuant to its charter, our Audit Committee is also charged with reviewing our guidelines and policies with respect to risk assessment and risk management, including cybersecurity risks and major financial risk exposures, and the steps taken by our management to monitor and manage those risks. In addition, our Audit Committee may exercise additional authority prescribed from time to time by our Board.

        Our Board annually evaluates the financial expertise and independence of the members of our Audit Committee. Following its review in March 2021, our Board determined that Mr. Holder and Mr. Love are "audit committee financial experts," as that term is defined by the rules and regulations of the U.S. Securities and Exchange Commission (which we refer to as the "SEC"), and that all of the members of our Audit Committee are financially literate in accordance with the NYSE's governance listing standards and SEC rules and regulations.

  Nominating, Compensation & Governance Committee (or NC&G Committee)

        The purpose of our NC&G Committee is to: (1) assist our Board in fulfilling its responsibilities with respect to the compensation of our executive officers; (2) recommend candidates for all directorships to be filled; (3) identify individuals qualified to serve as members of our Board; (4) review and recommend committee appointments; (5) take a leadership role in shaping our corporate governance; (6) develop and recommend our Corporate Governance Guidelines to our Board for adoption; (7) lead our Board in an annual review of its own performance; and (8) perform other functions that it deems necessary or appropriate. Pursuant to its charter, our NC&G Committee has the express authority to retain or obtain the advice of a compensation consultant, independent legal counsel or other advisor, at our company's expense.

        Our NC&G Committee also has the following responsibilities, among others, related to compensation matters: (1) administering our restricted stock and stock option plans; (2) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer's performance in light of those goals and objectives and determining the compensation of our Chief Executive Officer based upon this evaluation; (3) reviewing and approving the compensation of our non-CEO executive officers; and (4) making recommendations to our Board regarding certain incentive compensation plans and equity-based plans. In addition, as part of its oversight of our overall compensation program, our NC&G Committee considers our compensation policies and procedures, including the incentives that they create and factors that may influence excessive risk taking.

        Following its review in March 2021, our Board determined that all of the members of our NC&G Committee are independent and meet the enhanced independence standards applicable to compensation committee members under the NYSE's corporate governance listing standards and SEC rules and regulations. For information about the role of executive officers and compensation consultants in determining compensation, see "Executive Compensation—Compensation Discussion and Analysis" below.

Meetings of Non-Employee Directors

        Pursuant to our Corporate Governance Guidelines, our non-employee directors periodically meet separately in executive sessions. Mr. Wood, as our lead director, chaired the meetings of our non-employee directors during fiscal 2020.

Board Leadership

        Our Board is responsible for governing the affairs of our company for the benefit of our shareholders. In discharging this responsibility, our Board relies on the judgment, business acumen and experience of our qualified management team. Our directors believe that the appropriate leadership structure for our Board may change from time to time. As stated in our Corporate Governance Guidelines, our Board does not have a policy as to whether our Chief Executive Officer should also serve as chair of our Board. The Board makes this decision as it deems appropriate from time to time based upon the relevant factors applicable to each case.

        Our Board is currently comprised of 10 independent directors and one management director (our current Chairman, Chief Executive Officer and President, Mr. Chubb). In electing Mr. Chubb as our Chairman in 2015, our Board considered

2021 PROXY STATEMENT    13

Mr. Chubb's leadership qualities; management capability; knowledge of our business and industry; long-term, strategic perspective demonstrated over the course of many years; and performance as our Chief Executive Officer and President.

        In Mr. E. Jenner Wood III, we also have an active, engaged lead (independent) director. In his capacity as the lead director, Mr. Wood sets the agenda for, and chairs, executive sessions of our non-employee directors; serves as a liaison between independent directors and Mr. Chubb; and serves as a liaison between our shareholders and our independent directors. As lead director, Mr. Wood is in regular contact with Mr. Chubb about our operating results and activities, risks to our business and business prospects, which during fiscal 2020, included frequent conversations with Mr. Chubb—individually and in consultation with other members of our Board—about the business challenges presented by the COVID-19 pandemic and how our company was adapting its business to address those challenges.

        We also have a supermajority of independent directors, regular meetings of our non-employee directors in executive session and an Audit Committee and NC&G Committee (each of which reports to our full Board on a quarterly basis on significant committee activities) comprised solely of independent directors. Our Board believes the current leadership structure, comprised of an executive chair and CEO balanced with a strong lead director tasked with significant specified duties, is in the best interests of our company and shareholders.

Director Nomination Process

        In accordance with our Corporate Governance Guidelines, our NC&G Committee periodically reviews the skills and characteristics required of our directors. This assessment includes issues such as independence, expertise, age, diversity, general business knowledge and experience, financial literacy, availability and commitment, as well as other criteria that our NC&G Committee finds to be relevant. We believe continuity in director service promotes stability and provides our company with the benefit of accumulated familiarity and insight. Accordingly, our NC&G Committee's process for identifying nominees reflects our company's practice of re-nominating incumbent directors whom the committee believes will continue to beneficially contribute to our Board.

        In order to accomplish its objectives, our NC&G Committee's evaluations of potential candidates generally involve a review of the candidate's background and credentials, interviews of a candidate by members of our Board and discussions among our directors. Based on its evaluation in light of the foregoing factors, our NC&G Committee recommends candidates to our full Board which, in turn, selects candidates to be nominated for election by shareholders or to be elected by our Board to fill a vacancy.

Board Diversity

        Although our Board does not follow any ratio or formula to determine the appropriate composition of directors, consistent with our Corporate Governance Guidelines, our NC&G Committee recognizes that a diversity of viewpoints and practical experiences can enhance our Board's effectiveness. Accordingly, it is the practice of our NC&G Committee in evaluating the diversity of potential director candidates to give particular consideration to the diverse experiences and perspectives that a prospective candidate may bring to our Board, including diversity of age, gender, race or ethnicity and professional experiences and skills. Although our NC&G Committee and Board routinely reassesses the Board's composition, we believe our directors possess the diversity of backgrounds, experiences and qualifications necessary for effective oversight and strategic decision-making. A snapshot of certain characteristics of our 10 independent directors is depicted in the charts below.

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Director Compensation

Compensation Program for Fiscal 2020

        For fiscal 2020, our non-employee directors were compensated in accordance with the following program guidelines:

  •
  an annual stock retainer in the form of restricted stock (subject to a vesting period generally coinciding with one year of service on our Board) granted to each non-employee director with a grant date fair value of $75,000;

  •
  an annual cash retainer of $40,000 payable in quarterly installments to each non-employee director;

  •
  an additional annual cash retainer of $12,500 payable in quarterly installments to our lead director and the chairs of our Audit and NC&G Committees; and

  •
  an annual cash retainer of $5,000 payable in quarterly installments to each member, including the chairs, of our Audit and NC&G Committees.

        In June 2020, our Board unanimously approved a reduction of 50% in the cash retainer paid to each of our directors for their service on our Board and its committees for the duration of fiscal 2020. This decision was made in light of the continuing COVID-19 pandemic, and its potential impact on cash flows and profitability for our business, including as a result of the temporary closure of all of our retail stores and restaurants, and took into consideration the SG&A reductions implemented across our organization, including with respect to executive compensation reductions and headcount reductions.

        To further facilitate our directors increasing their ownership of our stock, our non-employee directors are given the option to elect to receive their annual cash retainers in the form of a one-time restricted stock grant having a grant date fair value equal to the retainer. For fiscal 2020, two of our non-employee directors elected to receive their cash retainers in the form of restricted stock.

        Director compensation is paid for the 12-month period commencing with each annual meeting of shareholders. Accordingly, the fiscal 2020 director compensation program described above applies to the period starting with the 2020 annual meeting held on June 16, 2020 and concluding with this year's annual meeting and does not coincide with our 2020 fiscal year for which director compensation is reported in the table below under "—Director Compensation for Fiscal 2020."

        Under our Deferred Compensation Plan, our non-employee directors are eligible to defer receipt of up to 100% of their cash retainers. Non-employee directors are permitted to "invest" their deferred fees among a platform of investment options that are available to our eligible employees who participate in the plan. Our Deferred Compensation Plan is an unfunded, non-qualified deferred compensation plan, and participants' account balances are subject to the claims of our company's creditors. In the event that our company becomes insolvent, participants in the plan would be unsecured general creditors with respect to their account balances, which we believe further aligns the interests of our participating directors with the long-term interests of our shareholders. Because our Deferred Compensation Plan does not provide above-market, fixed rates of return, earnings under the plan are not included in the table below under "—Director Compensation for Fiscal 2020." Two of our non-employee directors elected to participate in our Deferred Compensation Plan during fiscal 2020.

        As an employee director, our Chairman, Chief Executive Officer and President, Mr. Thomas C. Chubb III, is not compensated for his service on our Board.

2021 PROXY STATEMENT    15

Director Compensation for Fiscal 2020

        The table below summarizes the compensation for our non-employee directors for fiscal 2020.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)(3)
Helen Ballard	28,132	74,993	1,525	104,650
Thomas C. Gallagher	28,132	74,993	1,525	104,650
Virginia A. Hepner	28,132	74,993	1,525	104,650
John R. Holder	10	103,115	1,946	105,071
Stephen S. Lanier	28,132	74,993	1,525	104,650
Dennis M. Love	32	110,905	2,062	113,000
Milford W. McGuirt	15,012	74,988	757	90,757
Clarence H. Smith	35,944	74,993	1,525	112,463
Clyde C. Tuggle	28,132	74,993	1,525	104,650
E. Jenner Wood III	35,944	74,993	1,525	112,463

(1)
Represents the aggregate grant date fair value of restricted stock granted in fiscal 2020, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found under the captions "Equity Compensation" and "Long-Term Stock Incentive Plan" in Notes 1 and 8, respectively, in our 2020 Annual Report on Form 10-K. As of January 30, 2021, Mr. Holder held 1,959 restricted shares of our common stock; Mr. Love held 2,030 restricted shares of our common stock; Mr. McGuirt held 1,514 restricted shares of our common stock; and each of our other non-employee directors held 1,704 restricted shares of our common stock.

(2)
Represents the dollar value of dividends paid on unvested stock awards which was not factored into the grant date fair value for the stock.

(3)
In addition, from time to time, our directors receive discounted and complimentary apparel and related merchandise. We do not believe that the aggregate incremental cost to us of these discounts and benefits exceeds $10,000 for any of our directors and, in accordance with SEC rules and regulations, have excluded them from this table.

  Stock Ownership and Retention Guidelines

        To reinforce the alignment of the interests of our directors with the long-term interests of our shareholders, our Board has established stock ownership guidelines applicable to our non-employee directors. Under these guidelines, each of our non-employee directors is expected within four years to accumulate and hold shares of our common stock having a fair market value equal to 2.0x the director's annual retainer. Each of our non-employee directors has met his/her ownership guideline with the exception of Mr. McGuirt, who joined the Board in 2020.

        Our Corporate Governance Guidelines also provide for a retention guideline, or holding period, of one year for stock acquired upon the lapse of restrictions on restricted stock (net of funds reasonably expected to be necessary to satisfy applicable taxes) that applies to our non-employee directors.

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EXECUTIVE OFFICERS

        All of our executive officers are elected by and serve at the discretion of our Board. The following table sets forth information, as of April 16, 2021, about our executive officers, with the exception of our Chairman, Chief Executive Officer and President Mr. Chubb, whose biographical information is provided above under "Corporate Governance and Board Matters—Directors—Director Nominees" on page 5:

Name	Age	Title	Biography
Thomas E. Campbell	57	Executive Vice President and Chief Information Officer	Mr. Campbell is Executive Vice President and Chief Information Officer and was named to that position in March 2021. Previously, Mr. Campbell served as our Executive Vice President-People & Technology starting in 2019; Executive Vice President-Law and Administration, General Counsel and Secretary from 2014 to 2019; Senior Vice President-Law and Administration, General Counsel and Secretary from 2011 to 2014; Senior Vice President-Law, General Counsel and Secretary from 2008 to 2011; and Vice President-Law, General Counsel and Secretary from 2006 to 2008.
K. Scott Grassmyer	60	Executive Vice President and Chief Financial Officer
			Mr. Grassmyer is Executive Vice President and Chief Financial Officer. Mr. Grassmyer has served in this capacity, including as our Executive Vice President-Finance, Chief Financial Officer and Controller, since 2014. Previously, Mr. Grassmyer served as Senior Vice President-Finance, Chief Financial Officer and Controller from 2011 to 2014; Senior Vice President, Chief Financial Officer and Controller from 2008 to 2011; Senior Vice President and Controller from 2004 to 2008; Vice President and Controller from 2003 to 2004; and Controller from 2002 to 2003.
Michelle M. Kelly	42	Chief Executive Officer, Lilly Pulitzer
			Ms. Kelly is Chief Executive Officer, Lilly Pulitzer (one of our operating groups) and has held that position since 2016. She served as President of Lilly Pulitzer from 2015 until her promotion in 2016. Ms. Kelly has worked for Lilly Pulitzer for more than 15 years and prior to her promotion in 2015, served as Executive Vice President, Brand Distribution, Marketing & Merchandising from 2014 to 2015; Senior Vice President, Brand Distribution, Marketing & Merchandising from 2013 to 2014; Senior Vice President, Merchandising, Marketing and Retail from 2010 to 2013; and Vice President, eCommerce, Online Marketing & Stores in 2010.
Suraj A. Palakshappa	45	Vice President-Law, General Counsel and Secretary
			Mr. Palakshappa is Vice President-Law, General Counsel and Secretary and has served in that capacity since 2019. Prior to being named General Counsel, Mr. Palakshappa served as our Vice President-Law, Deputy General Counsel and Assistant Secretary starting in 2015. Mr. Palakshappa has been a member of our legal department since 2006.
Douglas B. Wood	56	Chief Executive Officer, Tommy Bahama
			Mr. Wood is Chief Executive Officer, Tommy Bahama (one of our operating groups) and has held that position since 2016. Prior to his promotion in 2016, Mr. Wood served as Tommy Bahama's President and Chief Operating Officer from 2008 to 2016 and as its Chief Operating Officer from 2001 to 2008.

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 EXECUTIVE COMPENSATION

Introduction

        In this section of the proxy statement, we provide information about our executive compensation program specifically as it relates to our "named executive officers," or NEOs. This information includes: (1) a Compensation Discussion and Analysis (CD&A) discussing, among other things, how and why our NC&G Committee (which we refer to in this section of the proxy statement as our "compensation committee") made its fiscal 2020 compensation decisions for our NEOs in Spring and Summer 2020; (2) the compensation tables required by the SEC's rules and regulations; (3) a summary of certain limited arrangements with our NEOs that provide for payments upon defined change of control events or upon termination of employment; and (4) disclosure of the ratio of the annual total compensation of our Chief Executive Officer to that of our median compensated employee, as required by and determined in accordance with the SEC's rules.

        The CD&A primarily focuses on our 2020 compensation programs, actions and outputs. Fiscal 2020 was a challenging year for our company and the markets in which we do business, with the COVID-19 pandemic and efforts to reduce its spread causing temporary, extended closures of all of our retail stores and restaurants during a portion of 2020 and significantly disrupting the retail apparel industry. As described further in the CD&A, our compensation committee engaged in thoughtful dialogue with our management and carefully reviewed our executive compensation programs for fiscal 2020 in light of the continuing and anticipated impacts of the COVID-19 pandemic on our business to ensure that realized compensation outcomes strongly align with our company's performance and our shareholders' interests.

        Under the SEC's rules, our NEOs for purposes of this proxy statement consist of our principal executive officer, our principal financial officer and the three other most highly compensated executive officers who were serving at the end of fiscal 2020. For fiscal 2020, our NEOs were as follows:

  •
  Mr. Thomas C. Chubb III, Chairman, Chief Executive Officer and President (our principal executive officer);

  •
  Mr. Thomas E. Campbell, Executive Vice President and Chief Information Officer;

  •
  Mr. K. Scott Grassmyer, Executive Vice President and Chief Financial Officer (our principal financial officer);

  •
  Ms. Michelle M. Kelly, Chief Executive Officer, Lilly Pulitzer; and

  •
  Mr. Douglas B. Wood, Chief Executive Officer, Tommy Bahama

Compensation Discussion and Analysis

  Executive Summary

        We are a leading branded apparel company that designs, sources, markets and distributes products bearing the trademarks of, among others, our Tommy Bahama®, Lilly Pulitzer® and Southern Tide® lifestyle brands. Tommy Bahama and Lilly Pulitzer, in the aggregate, represent more than 85% of our net sales. During fiscal 2020, 77% of our net sales were through our direct to consumer channels of distribution and 97% of our consolidated net sales were to customers located in the United States.

        Our business strategy is to develop and market compelling lifestyle brands and products that evoke a strong emotional response from our target consumers. We consider lifestyle brands to be those brands that have a clearly defined and targeted point of view inspired by an appealing lifestyle or attitude. Furthermore, we believe lifestyle brands that create an emotional connection, like Tommy Bahama, Lilly Pulitzer and Southern Tide, can command greater loyalty and higher price points at retail and create licensing opportunities. We believe the attraction of a lifestyle brand depends on creating compelling product, effectively communicating the respective lifestyle brand message and distributing products to consumers where and when they want them.

        In fiscal 2020, we decided to exit our Lanier Apparel business, which is expected to be completed during the second half of fiscal 2021. We believe that the decision to exit Lanier Apparel, which has primarily sold tailored clothing products, is in line with our stated business strategy of developing and marketing compelling lifestyle brands and takes into consideration the increased challenges faced by the Lanier Apparel business, many of which were magnified by the COVID-19 pandemic.

  Fiscal 2020 Overview and Impact of the COVID-19 Pandemic

        Although we started off fiscal 2020 with strong performance in each of our operating groups, the COVID-19 pandemic and efforts to reduce its spread significantly impacted overall economic conditions and our operations. In particular, the COVID-19 pandemic resulted in a significant reduction in our net sales and a significant net loss in fiscal 2020 after years of profitable operating results. While our mission remains the enhancement of long-term shareholder value, our focus during

18    2021 PROXY STATEMENT

this crisis has been (1) protecting the health and well-being of our employees, customers and communities, (2) protecting the reputation, value and image of our brands and (3) preserving liquidity.

        Due to the COVID-19 pandemic, we saw reduced consumer traffic starting in March 2020 and temporarily closed all our retail and restaurant locations. We began reopening our stores and restaurants starting in early May 2020, with additional stores and restaurants reopening later into fiscal 2020, using a phased approach in accordance with local government guidelines and with additional safety protocols. We closed certain retail stores and restaurants, including several in Hawaii and California, again following their initial reopening to comply with closure requirements reinstated by some local jurisdictions.

        With our focus on enhancing long-term shareholder value, we took a number of employment- and compensation-related actions in fiscal 2020 to mitigate the impact of the COVID-19 pandemic on our business, operations and liquidity, including the following:

  •
  Reductions in Headcount.  We furloughed and/or laid off a significant number of our retail, restaurant and office employees;

  •
  Temporary Reductions in Base Salary.  Certain of our NEOs accepted temporary reductions in base salary during fiscal 2020;

  •
  Suspension of Bonus Plan.  We suspended our annual cash incentive bonus programs for fiscal 2020 and did not provide any bonus compensation to our NEOs in respect of fiscal 2020;

  •
  Director Compensation.  In June 2020, our Board elected to reduce cash retainers by 50% for the duration of fiscal 2020;

  •
  Deferrals Under the Cares Act.  We deferred the payment of the employer portion of FICA as permitted by the Cares Act; and

  •
  Suspension of 401(k) Match.  We suspended the company match under our 401(k) retirement savings plan.

        As a result of these actions, as well as other business actions we have taken and continue to pursue, we finished fiscal 2020 in a strong liquidity position, and we believe we have the financial strength and discipline to address the near-term challenges related to the COVID-19 pandemic.

        Despite the challenges of the COVID-19 pandemic, we achieved successes in several key areas during fiscal 2020. We made significant advancements in our digital marketing and technology initiatives, including enterprise order management, website re-design and improved search engine optimization. Growth of our omni-channel capabilities helped us achieve a 28% increase in our full price e-commerce businesses in fiscal 2020. Our Tommy Bahama business opened four new Marlin Bar locations in fiscal 2020, which provide valuable opportunities to immerse customers in our lifestyle brand. We continue to believe that the strength of our lifestyle brands positions us well to thrive in the post-pandemic retail environment.

  Consideration of Last Year's Advisory Say-On-Pay Votes

        At our 2020 annual meeting, we held an advisory vote seeking shareholder approval of a "say-on-pay" proposal approving our NEO compensation program. At the 2020 annual meeting, over 98.5% of the votes cast on our say-on-pay proposal were in support of our NEO compensation program, as described in our 2020 proxy statement. Our compensation committee regularly evaluates market compensation practices, taking into consideration information relating to compensation paid by peers, and implements changes as it deems appropriate. The compensation committee invites our shareholders to communicate any concerns or opinions on executive pay directly to our Board of Directors. Please refer to "Additional Information—Communication to our Board of Directors" for information about communicating with our Board of Directors.

  Compensation Philosophy and Objectives

        Our executive compensation programs are designed to:

  •
  maintain a strong link between pay and performance;

  •
  align our NEOs' interests with those of our shareholders; and

  •
  ensure that we are able to attract and retain talented individuals.

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        Consistent with these objectives, our NEO compensation practices in recent years have factored in the following, which we believe are in the long-term best interests of our shareholders:

What We Do	What We Don't Do
We tie a meaningful percentage of each NEO's potential total compensation opportunities to performance of our company and/or our operating groups	We do not have employment or severance agreements with our NEOs
We provide a mix of short-term and long-term incentives with rigorous financial and non-financial performance requirements	We do not provide our NEOs with incentives that encourage excessive risk-taking
Our equity compensation awards contain only a "double trigger" change in control acceleration of vesting	We do not provide our NEOs with excise or other tax gross ups
We maintain a robust stand-alone recoupment or "clawback" policy for incentive-based cash and equity compensation paid to our NEOs	We do not permit the repricing or cash buyouts of stock options without shareholder approval

Compensation decisions for NEOs are made by an independent compensation committee advised by an independent compensation consultant, with benchmarking against a thoughtfully assembled and representative peer group	We do not permit liberal share recycling or "net share counting" upon exercise of stock options
We condition severance payments upon a release of claims	We do not permit our directors and executive officers to hedge the economic risk of ownership of our company's stock
We have meaningful stock ownership requirements for executives and retention guidelines, or holding periods, on exercised stock options and vested restricted stock that apply to our NEOs	We do not permit our directors and executive officers to pledge their interests in our company's stock as a form of security
We have an annual say-on-pay vote	We do not provide guaranteed incentive awards for executives
We provide only modest perquisites, namely complimentary or discounted availability of our products, that serve the best interests of our business and are common practice in our industry	We do not pay dividends or dividend equivalents on performance-based equity awards during the applicable performance period

  Compensation Decision Process

        Compensation Consultants.     Pursuant to its charter, our compensation committee has the authority, with our company's funding, to retain or obtain the advice of a compensation consultant to assist in the performance of its responsibilities, provided, that, it will retain such an advisor only after taking into consideration relevant factors relating to the advisor's independence from our management.

        Our compensation committee again retained Mercer (US) Inc. as its compensation consultant during fiscal 2020 to assist and advise with various executive compensation matters, including the total compensation paid to our executive officers relative to market data, the individual components of executive officer compensation and the peer group used in reviewing and formulating executive officer compensation and changes to our executive compensation programs in response to the COVID-19 pandemic.

        In relation to our compensation committee's retention of Mercer, our compensation committee considered various factors relating to Mercer's independence, including those enumerated by the NYSE. As part of its evaluation, our compensation committee considered the following: Mercer's parent company, Marsh & McLennan Companies, provides insurance brokerage services to our company; the fees paid to Marsh & McLennan (including Mercer) in connection with those brokerage services represented a nominal amount of the revenues generated by that company; Mercer's policies and procedures relating to conflicts of interest; the fact that the Mercer consultants that work with our company do not own any of our common stock; and certain consulting services provided by Mercer to employers of certain of our compensation committee members. Following its review, our compensation committee concluded that Mercer was independent.

20    2021 PROXY STATEMENT

         Key Participant Roles.     The following table summarizes the significant roles of the various key participants, including those of certain of our executive officers, in the decision-making process with respect to NEO compensation, in particular for fiscal 2020:

Participant	Roles
Compensation Committee

•

Establishes and communicates the performance objectives for our Chief Executive Officer

•

Evaluates the performance of our Chief Executive Officer

•

Determines and approves the base salary and cash incentive award opportunities for our Chief Executive Officer

•

Reviews our Chief Executive Officer's compensation recommendations for, and performance evaluation of, each of our other NEOs

•

Approves the base salary and cash incentive award opportunities for each of our other NEOs

•

Reviews and approves all equity compensation awards, including those to our NEOs

•

Oversees our company's risk profile that results from our compensation programs

•

Engages a compensation consultant, as it deems appropriate, to assist the committee

Committee's Compensation Consultant

•

Reviews compensation programs and recommendations for total and component compensation for our NEOs relative to market comparables

•

Reviews and provides recommendations for peer group composition

•

Reviews and provides recommendations for program design for equity compensation programs and cash incentive plans for our NEOs

Executive Officers
Chairman, Chief Executive Officer and President

•

Attends portions of our compensation committee meetings, at the invitation of the committee

•

Reviews performance of our other executive officers

•

Provides our compensation committee with base salary and target cash and equity incentive compensation recommendations for our other executive officers (but does not influence or make recommendations with respect to his own compensation)

•

Together with our Chief Financial Officer and other executive officers, recommends performance goals applicable to performance-based compensation

Executive Vice President and Chief Information Officer

•

Attends portions of our compensation committee meetings, at the invitation of the committee

•

Oversees review of market data on executive officer compensation, including applicable ranges of base salary and total cash compensation paid to comparable executives at peer companies

•

Assists with design and implementation of compensation programs, including equity compensation programs

Executive Vice President and Chief Financial Officer

•

Attends portions of our compensation committee meetings, at the invitation of the committee

•

Provides budget information and preliminary recommendations to our Chief Executive Officer and, ultimately, to our compensation committee on performance goals applicable to performance-based compensation

•

Provides and certifies financial information used in determining satisfaction of performance targets

•

Assists with design and implementation of compensation programs, including equity compensation programs

Vice President-Law, General Counsel and Secretary

•

Attends portions of our compensation committee meetings, at the invitation of the committee

•

Prepares and provides agenda materials for our compensation committee meetings

•

Assists with design and implementation of compensation programs, including equity compensation programs

•

Updates and summarizes key legal and corporate governance developments relating to compensation practices

2021 PROXY STATEMENT    21

         Market Data.     We utilize market surveys to obtain a general understanding of compensation practices and trends, and in evaluating market comparisons of compensation paid to our NEOs when making compensation recommendations and decisions for our NEOs. For fiscal 2020 compensation reviews, we utilized the applicable IPAS Global Consumer Goods Survey; Mercer's Executive Remuneration Surveys; and Willis Towers Watson's General Industry and Retail/Wholesale Survey Reports on Executive Compensation. We do not have any input into the companies that make up these surveys.

        In addition, our compensation committee reviews compensation data obtained from publicly available sources for peer companies. For fiscal 2020, our compensation committee reviewed relevant compensation data from the following companies:

The Buckle, Inc. Carter's, Inc. The CATO Corporation Chico's FAS, Inc. The Children's Place, Inc. Columbia Sportswear Company	Crocs, Inc. Deckers Outdoor Corporation Delta Apparel, Inc. G-III Apparel Group, Ltd. Guess?, Inc. J.Jill, Inc.	lululemon athletica inc. RTW Retailwinds, Inc. Steven Madden, Ltd. Urban Outfitters, Inc. Vera Bradley, Inc.

        At Mercer's recommendation, Crocs, Inc. was added to our peer company group for fiscal 2020 based on its revenue size and business offerings.

  Elements of Executive Officer Compensation

        Total compensation for our NEOs in recent years has consisted of the following:

        Our compensation committee carefully evaluated each element of our fiscal 2020 executive officer compensation program in light of the continuing and anticipated adverse impact of the COVID-19 pandemic on our business and the retail apparel industry as a whole. We made several adjustments to fiscal 2020 compensation relative to our fiscal 2019 compensation program in an effort to mitigate the impact of the COVID-19 pandemic on our business while remaining faithful to our compensation philosophy and objectives. The following table summarizes each component of our executive compensation program and the primary changes introduced in fiscal 2020 in response to the impact of the COVID-19 pandemic.

Compensation Component	Purpose	Changes Reflected in Fiscal 2020 Program
Base Salary	Base salary provides a competitive level of guaranteed cash compensation that allows us to attract and retain qualified executives and to compensate them for performing basic job responsibilities.	Certain of our NEOs accepted temporary reductions in base salary during fiscal 2020.

22    2021 PROXY STATEMENT

Compensation Component	Purpose	Changes Reflected in Fiscal 2020 Program
Short-Term/Annual Incentive Compensation
Cash incentive awards provide our NEOs with variable cash compensation opportunities based on company and/or operating group performance and are used, among other things, to attract and retain qualified executives; align the compensation paid to our executive officers with our company's performance; and motivate our executive officers to work to achieve and exceed specific company performance goals.
In response to the continuing and anticipated adverse impact of the COVID-19 pandemic on our financial performance and as part of our efforts to preserve liquidity, we suspended our annual cash incentive awards program for fiscal 2020 and did not provide any bonus compensation to our NEOs in respect of fiscal 2020.
Long-Term Equity Compensation (both performance-vesting and time-vesting)
Long-term equity compensation awards provide our NEOs with equity compensation opportunities under our LTIP based on company performance and/or the satisfaction of multi-year service requirements, which further aligns the interests of our executives with those of our shareholders by encouraging retention, motivating our executive officers to work to achieve and exceed performance goals and rewarding increases in stock price.
In an effort to retain and incentivize key employees and more effectively align compensation opportunities with our performance in light of the impacts of the COVID-19 pandemic on the apparel industry, we issued time-based awards and introduced performance-based awards and targets based on total shareholder return relative to peer companies in our industry over a three-year period.
Benefits and Modest Perquisites
	Our NEOs are generally eligible to participate in various health, life insurance, retirement, stock purchase, disability and merchandise discount plans we have established for other employees and/or executives. These benefit plans and perquisites are designed to attract and retain key employees by providing benefits competitive with those generally available.	We suspended the company match under our 401(k) retirement savings plan.

        Target Compensation Levels.     In establishing specific base salary amounts and cash incentive award target amounts payable to any individual NEO, our compensation committee takes into consideration a number of factors, such as the individual's specific role, the individual's performance and accomplishment of significant business strategies, the size of the individual's operating group or business unit, the oversight and other responsibilities of the individual, the individual's employment experience, the individual's compensation history at our company, other factors related to the scope or unique nature of the position's responsibilities and retention considerations. In recent years, our compensation committee has also generally utilized the median of total cash compensation (base salary and cash incentive awards) for similar positions identified using industry and general market data, as well as that of similarly situated executives at the peer company group, as a guideline for evaluating and approving the target total cash compensation for our NEOs. The peer group and market compensation data referred to by our compensation committee was compiled prior to the onset of the COVID-19 pandemic and our compensation committee's decision to defer consideration of any changes to the compensation of our executive officers for fiscal 2020, including the decision to suspend our cash incentive awards program and delay consideration of any new equity awards. However, we believe that the target compensation of our NEOs for fiscal 2020 remains appropriate relative to compensation reviewed with respect to the market and our peer company group. For reference, base salary approved by our compensation committee for our Chief Executive Officer for fiscal 2020, prior to temporary reductions as a result of the COVID-19 pandemic, was approximately 85% of the peer group median and comparable to the market survey median studied by the committee.

        In approving the amount of long-term equity compensation granted to our NEOs, our compensation committee reviews market data to understand trends and general compensation practices (for example, typical vesting periods, types and values of equity grants and/or the mix of cash and equity compensation). In approving our fiscal 2020 equity compensation program, which is described under "—Long-Term Equity Incentive Compensation," our compensation committee also took into consideration market survey and peer group data and recommendations made by our compensation consultant with respect to the design and implementation of equity compensation awards based on total shareholder return (TSR) relative to a defined group of comparative peer companies.

2021 PROXY STATEMENT    23

         Compensation Mix.     Our compensation committee reviews all components of the compensation payable to our NEOs, including base salaries, cash incentive awards and long-term equity compensation. Our compensation committee generally increases target incentive award levels for an NEO as such officer's responsibilities within our organization increase, thereby more heavily weighting the variable elements of compensation for our most senior executives who are more likely to have a strong and direct impact in achieving strategic and financial goals that are most likely to affect shareholder value. Our compensation committee believes that the best interests of our shareholders are served by tying pay to performance and subjecting a meaningful proportion of our NEOs' total compensation to the achievement of company and/or operating group goals. When approving the total target compensation of our NEOs, our compensation committee takes into consideration the allocation of the total compensation to base salary, short-term incentive compensation and long-term equity compensation; however, our compensation committee does not expressly allocate or target a specified percentage of total compensation to individual components.

        We have four primary elements of direct compensation for our NEOs, which are described below: base salary; short-term (cash) incentive compensation; performance-based long-term equity awards with specified service requirements; and service-based long-term equity awards. As discussed below, our compensation committee suspended our cash incentive compensation program for NEOs for fiscal 2020 in response to the continuing and anticipated impact of the COVID-19 pandemic on our business and financial performance. However, a significant portion of our NEOs' total target direct compensation for fiscal 2020, in particular for our Chief Executive Officer, remained "at risk" compensation tied to our company's performance, which we believe further aligns the interests of our NEOs with those of our shareholders.

  Base Salary

        Our compensation committee utilizes base salaries to provide a fixed amount of compensation to our NEOs for the performance of their duties. Base salaries of our NEOs are reviewed on an annual basis. Our compensation committee determines the salary of our Chief Executive Officer and reviews and approves (with or without modification) our Chief Executive Officer's recommended salaries for our other executive officers.

  Base Salaries for Fiscal 2020

        In March 2020, in light of significant uncertainty regarding the impact of the COVID-19 pandemic, our compensation committee deferred consideration of changes to the compensation of our NEOs, including any increases in base salary. Subsequent to that decision, as part of our effort to preserve liquidity in response to the COVID-19 pandemic, the base salary of each of our NEOs, with the exception of Ms. Kelly, was reduced for all or a portion of the remainder of fiscal 2020. As part of this consideration, we strategically assessed the expected impact of retail store and restaurant closures on our various business units, the disruption to our wholesale operations as those customers were also impacted by store closures, the anticipated disruptions in retail traffic and consumer confidence as stores and restaurants reopened and the ability of, and speed with which, each business unit would be able to adapt to a more digital retail environment during fiscal 2020. Appreciating that certain of our businesses, for example Tommy Bahama with its heavier bricks-and-mortar footprint, would be more adversely impacted by the pandemic, which would necessitate more significant SG&A reductions across those businesses, base salary reductions for our NEOs were intended to more closely align with the impact of the pandemic on the applicable NEO's line of sight.

        Accordingly, commencing on April 5, 2020, Mr. Chubb's base salary was reduced by 25% through the remainder of fiscal 2020 and Mr. Campbell's and Mr. Grassmyer's base salaries were reduced by 25% through June 14, 2020. Taking into consideration the significant headcount and other expense reductions being implemented at Tommy Bahama, Mr. Wood volunteered, and Mr. Chubb and our compensation committee agreed with, a base salary reduction of 50% for the period from April 5, 2020 through June 27, 2020, which was subsequently adjusted to reflect a 25% reduction in base salary from June 28, 2020 through October 3, 2020 and an approximate 12.5% reduction in base salary from October 4, 2020 through the remainder of fiscal 2020.

        For fiscal 2020, Ms. Kelly's base salary was maintained at its 2019 level, which we felt was appropriate in light of the suspension of short-term cash incentive awards for fiscal 2020 which, in light of Lilly Pulitzer's strong performance in recent years, already resulted in a significant reduction in Ms. Kelly's cash compensation opportunities; Ms. Kelly's strategic leadership in recent years in positioning the Lilly Pulitzer business to be able to successfully navigate the challenges presented by the COVID-19 pandemic; the overall management of SG&A at Lilly Pulitzer following the onset of the pandemic; Lilly Pulitzer's quick response to pivot its business strategies in light of the pandemic, including enhancement of certain capabilities and initiatives, particularly the strengthening of Lilly Pulitzer's digital marketing and omni-channel capabilities, which positions the business well for success in the post-pandemic retail climate; and Lilly Pulitzer's continued strong performance relative to our business as a whole during the pendency of the pandemic.

24    2021 PROXY STATEMENT

  Short-Term Incentive Compensation

        Our compensation committee has utilized cash incentive awards in recent years to provide our NEOs with variable cash compensation opportunities based on company and/or operating group performance. As part of our efforts to mitigate the impact of the COVID-19 pandemic on our business and preserve liquidity, and in light of the challenge of setting meaningful short-term performance goals for fiscal 2020 as a result of uncertainty regarding the impact of the COVID-19 pandemic on our business and the retail apparel industry, our compensation committee suspended cash incentive awards for our NEOs for fiscal 2020 and did not provide any bonus compensation to our NEOs in respect of fiscal 2020.

  Long-Term Equity Incentive Compensation

        Our compensation committee utilizes stock-based incentive awards under the LTIP to incent our NEOs to remain with our company and further align the interests of our NEOs with those of our shareholders. Our compensation committee typically considers and approves long-term equity incentive awards in March of each year. In light of uncertainty regarding the impact of the COVID-19 pandemic on our business, our compensation committee deferred discussion of new equity awards until June 2020.

        The equity compensation program for fiscal 2020 approved by our compensation committee in June 2020 reflects significant changes compared to recent years. Our compensation committee believes the design of the fiscal 2020 program more effectively aligns the interests of our NEOs with the long-term growth and financial success of our company in light of economic conditions in fiscal 2020. In evaluating and approving the long-term equity incentive compensation program for fiscal 2020, our compensation committee considered actions our company had taken to mitigate the impact of the COVID-19 pandemic on our business, including reductions in base salary taken by certain of our NEOs, the suspension of cash incentive awards for fiscal 2020 and the difficulty of establishing meaningful performance targets tied to our financial results in light of the significant uncertainties created by the COVID-19 pandemic.

        In recent years, we have granted both service-based restricted stock awards and performance-based restricted stock awards that vest contingent upon our achievement of certain one-year earnings per share performance goals. Our compensation committee continues to believe that a mix of performance-based and service-based equity awards is in line with market practice and furthers the program's incentive and retention objectives. However, after careful review, our compensation committee determined that the use of a multi-year relative TSR metric, rather than a one-year earnings per share metric, for performance-based awards for fiscal 2020 more effectively aligns the interests of our NEOs with those of our shareholders in the current environment.

        For fiscal 2020, our long-term incentive compensation program included two equity elements:

  •
  performance-based equity awards under the LTIP that provided participants the opportunity to earn restricted share units contingent upon our achievement of certain performance goals for our company based on multi-year TSR relative to a representative set of comparator group companies, with any restricted share units earned by recipients vesting on, or shortly after, July 28, 2023, as further described below and in the applicable award agreements; and

  •
  service-based restricted shares under the LTIP that are subject to a three-year vesting period, with the awards cliff vesting on July 28, 2023.

        The table below sets forth the awards approved by our compensation committee for each of our NEOs for the fiscal 2020 LTIP program.

Name	Performance-Based Restricted Share Units at Target (# of shares)	Service-Based Restricted Shares (# of shares)
Thomas C. Chubb III	22,725	11,365
Thomas E. Campbell	9,090	4,545
K. Scott Grassmyer	9,090	4,545
Michelle M. Kelly	7,385	7,385
Douglas B. Wood	8,525	8,525

        The number of shares that will actually be received by each NEO is subject to applicable vesting and performance criteria. Performance-based restricted share units will vest based on our company's TSR relative to the TSR of certain peer companies in a comparator group approved by our compensation committee (which comparator group includes certain companies included in our peer group set forth under "—Compensation Decision Process," as well as certain industry participants with whom we regularly compare our stock performance) during the three-year performance period ending July 13, 2023.

2021 PROXY STATEMENT    25

        For purposes of the performance-based equity awards, a company's TSR is determined based on the appreciation of the price of its common stock and the accumulation of dividends and other distributions during the performance period. The actual number of performance-based shares that may be issued will range from 0% to 200% of the target award, based on the percentile rank of our TSR relative to the TSRs of the companies in the comparator group during the performance period, according to the following percentage vesting schedule:

Company TSR Percentile Rank	Restricted Shares Earned as Percentage of Target
<25%	0%
25%	25%
50%	100%
75%	150%
90%	200%

        If our TSR percentile is between the points shown above, the percentage of performance-based restricted share units that vest will be determined based on linear interpolation. Restricted share units will vest on or after July 28, 2023 based on, among other things, the timing of our compensation committee's certification of our TSR relative to the TSR of the companies in our comparator group. One share of our common stock will be issued for each restricted share unit earned and vested. If our absolute TSR is negative over the performance period, the payout will not exceed 100% of the target number of performance-based restricted share units. No performance-based restricted share units will be earned if our percentile rank is lower than 25%.

        The fiscal 2020 equity awards would generally be forfeited if the recipient is not continuously employed by us through the applicable vesting date. Accelerated vesting of the award occurs in a "double trigger" scenario (i.e., a change of control of our company followed by a termination of employment by the individual with "good reason" or by us or our acquiror without "cause") or, in the case of performance-based equity awards, in the case of a change of control where the awards are neither continued following a change of control nor assumed or converted by the successor entity.

  Other Benefit Plans and Perquisites

        Non-Qualified Deferred Compensation Plan.     We offer a Non-Qualified Deferred Compensation Plan, which we refer to as the "Deferred Compensation Plan," to certain highly compensated employees based in the United States, including our NEOs (other than Ms. Kelly, who is an employee of our Lilly Pulitzer operating group, which does not participate in our Deferred Compensation Plan). Under the Deferred Compensation Plan, a participant may defer up to 50% of base salary and up to 100% of any bonus. The eligible NEOs participate in the Deferred Compensation Plan on the same terms as our other eligible, participating employees. During fiscal 2020, Messrs. Chubb, Campbell, Grassmyer and Wood participated in the Deferred Compensation Plan.

        All deferral elections are irrevocable except in the case of a hardship. In respect of calendar year 2020, we made a contribution to each participant's account of (1) 4% of the amount that a participant's compensation during the calendar year exceeded the IRS' 401(k) compensation limit for the calendar year (which for calendar year 2020 was $285,000), and (2) 4% of any compensation that is excluded from receiving a company match in our tax-qualified 401(k) retirement savings plan due to participation in the Deferred Compensation Plan, provided in each case that the participant elects under the Deferred Compensation Plan to defer at least 1% of his or her base salary for the year. Company contributions for each NEO during fiscal 2020 under our Deferred Compensation Plan are included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2020."

        The Deferred Compensation Plan is intended to offer our highly compensated employees, including our eligible NEOs, a tax-efficient method for accumulating retirement savings, as well as to provide an opportunity for our executives to accumulate savings in a tax-efficient manner for significant expenses while continuing in service. The Deferred Compensation Plan constitutes an unfunded, non-qualified deferred compensation plan, and participants' account balances are subject to the claims of our company's creditors. In the event that our company becomes insolvent, participants in the Deferred Compensation Plan would be unsecured general creditors with respect to their account balances, which we believe further aligns the interests of our participating NEOs with the long-term interests of our shareholders.

        Under the Deferred Compensation Plan, participants may elect to have contributions during a given calendar year distributed as either: in-service distributions starting at least two years following the year of the applicable contributions in a single sum or in annual installment payments over a period of up to five years; or following a deemed retirement (which occurs when a participant reaches age 55 with at least five years of service) generally in a single sum or in annual installment payments over a period of up to 15 years. Distribution of account balances in a single sum is automatically made on termination for reasons other than a deemed retirement. Participants elect to invest their account balances among a variety

26    2021 PROXY STATEMENT

of investment options in an array of asset classes, and earnings are based on the equivalent returns from the elected investment options. Accounts are 100% vested at all times.

        Because our Deferred Compensation Plan does not provide above-market, fixed rates of return, earnings under the plan are not included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2020." Earnings and related activity under the Deferred Compensation Plan by our NEOs during fiscal 2020 are described below under "—Compensation Tables—Fiscal 2020 Non-Qualified Deferred Compensation."

        Executive Medical Insurance Plan.     During fiscal 2020, certain of our key employees, including Messrs. Chubb, Campbell and Grassmyer, were eligible to participate in a fully insured executive medical plan that covers medical expenses, including deductibles, as well as dental, vision and similar coverage, not covered under a base medical plan. The plan provides for coverage of up to $100,000 per year with a limit of $10,000 per occurrence. Our executive medical insurance also provides for a $100,000 accidental death and dismemberment benefit that will pay an eligible executive's beneficiary the lump sum amount in the event of death as a result of a covered accident. Our Lilly Pulitzer and Tommy Bahama operating groups do not participate in the executive medical insurance plan; accordingly, Ms. Kelly and Mr. Wood were not eligible to participate in this plan.

        Premiums and administration fees paid by us for each participating NEO during fiscal 2020 under the executive medical insurance plan are included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2020."

         Other Benefits.     In addition to some of the other compensation policies discussed above, our NEOs are generally eligible to participate in and receive the same health, life insurance and disability benefits, and to participate in certain other benefit and retirement plans available to our employees generally, subject to distinctions in our plans that are applicable to employees of our subsidiaries. Company contributions to our tax-qualified 401(k) retirement savings plan are included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2020." Company contributions to our 401(k) retirement savings plan were suspended in March 2020 for the duration of the 2020 calendar year.

        Merchandise Discounts.     From time to time, our NEOs receive discounts on our company's merchandise, as well as complimentary meals at our Tommy Bahama restaurants. Certain of these discounts and benefits are offered to other designated employees from time to time. We offer these discounts and benefits because they represent common practice in our industry.

  Written Arrangements

        Subject to the effect of local labor laws, all of our employees, including all of our NEOs, are "at-will" employees terminable at our discretion. We do not currently have a written employment or severance agreement with any of our NEOs.

  Clawback Policy

        We maintain a recoupment or "clawback" policy in order to further align the interests of our executive officers with the interests of our shareholders and strengthen the link between total compensation and our performance. Under this policy, we may seek to recover certain incentive-based cash and equity compensation from current and former executive officers in the event we are required to restate any of our financial statements due to material noncompliance with financial reporting requirements.

        Under the policy, the amount to be recovered will be determined by the compensation committee taking into account such considerations as it deems appropriate, including the overpayment relative to the incentive based-compensation that would have been paid to the employee if the financial statements had been as presented in the restatement. Incentive-based compensation is defined broadly to include bonuses, awards or grants of cash or equity under any of our incentive compensation or bonus plans, including but not limited to the LTIP, in each instance where the bonuses, awards or grants are based in whole or in part on the achievement of financial results. The policy gives the compensation committee discretion to interpret and apply the policy.

  Stock Ownership and Retention Guidelines; Anti-Pledging/Hedging Policy

        Our Board has established stock ownership guidelines for our executive officers. The ownership guidelines specify a target number of shares of our common stock that our executive officers are expected to accumulate and hold within five years of appointment to the applicable position. Pursuant to these guidelines, each of our executive officers is expected to own or acquire shares of our common stock having a fair market value of a multiple of his or her base salary as follows: Chief Executive Officer—4.0x; President—2.5x; Executive Vice Presidents—2.0x; and All Other Executive Officers—1.5x. Each of our executive officers has satisfied the applicable stock ownership guideline.

2021 PROXY STATEMENT    27

        Our Corporate Governance Guidelines also provide for a retention guideline, or holding period, of one year for stock acquired upon the lapse of restrictions on restricted stock or exercise of options (net of funds reasonably expected to be necessary to satisfy applicable taxes and/or pay the exercise price of stock options) that applies to our executive officers.

        Pursuant to our Corporate Governance Guidelines and our insider trading policy, our directors and executive officers are prohibited from hedging the economic risk of ownership of our company's stock, including through the use of puts, calls, equity swaps or other derivative securities, or from entering into any pledge arrangements that use our company's stock as collateral for a loan or other purposes.

Compensation Tables

  Summary Compensation Table for Fiscal 2020

        The table below shows the compensation for each of our NEOs for the applicable fiscal years:

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
Thomas C. Chubb III	2020	702,308	1,590,056	—	125,017	2,417,381
Chairman, Chief Executive	2019	880,000	1,222,400	493,680	159,548	2,755,628
Officer and President	2018	875,192	1,113,420	678,480	156,276	2,823,368
Thomas E. Campbell	2020	404,567	635,982	—	71,796	1,112,346
Executive Vice President and	2019	425,000	458,400	119,213	80,413	1,083,026
Chief Information Officer	2018	422,500	397,650	163,838	76,953	1,060,940
K. Scott Grassmyer	2020	404,567	635,982	—	71,395	1,111,944
Executive Vice President and	2019	425,000	458,400	119,213	80,413	1,083,026
Chief Financial Officer	2018	422,500	397,650	163,838	76,956	1,060,944
Michelle M. Kelly	2020	567,250	665,832	—	35,006	1,268,088
Chief Executive Officer,	2019	564,928	397,280	500,995	44,984	1,508,187
Lilly Pulitzer	2018	546,923	413,556	195,030	52,682	1,208,192
Douglas B. Wood	2020	499,122	768,614	—	39,296	1,307,032
Chief Executive Officer,	2019	742,499	397,280	—	85,118	1,224,897
Tommy Bahama	2018	739,191	413,556	376,002	97,538	1,626,287

(1)
Represents the aggregate grant date fair value of equity incentive compensation awards approved in fiscal 2020, fiscal 2019 and fiscal 2018, as applicable, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found under the captions "Equity Compensation" and "Long-Term Stock Incentive Plan" in Notes 1 and 8, respectively, in our 2020 Annual Report on Form 10-K.

With respect to the value of performance-based restricted share awards included for fiscal 2020, the following sets forth the grant date fair value that was included in the table above (as also set forth below under "—Grants of Plan-Based Awards in Fiscal 2020") and the corresponding grant date fair value of these awards assuming the maximum level of performance conditions was met:

Name	Fair Value included in Summary Compensation Table ($)	Fair Value Assuming Maximum Performance ($)
Thomas C. Chubb III	1,131,023	2,262,047
Thomas E. Campbell	452,409	904,819
K. Scott Grassmyer	452,409	904,819
Michelle M. Kelly	367,551	735,103
Douglas B. Wood	424,289	848,579
(2)
Amounts reported under "Non-Equity Incentive Plan Compensation" reflect cash incentive awards earned by each of our NEOs in respect of company and/or operating group performance during the applicable fiscal year. Our compensation committee suspended our short-term cash incentive award program for fiscal 2020 in response to uncertainty regarding the impact of the COVID-19 pandemic on our business.

(3)
Amounts reported under "All Other Compensation" for fiscal 2020 reflect the following amounts:

Name	Executive Health Insurance ($)	Company Contributions to Defined Contribution Plans ($)	Company Contributions to Non-Qualified Deferred Compensation Plan ($)	Dividends on Unvested Stock Awards ($)
Thomas C. Chubb III	35,245	12,923	38,806	38,043
Thomas E. Campbell	35,245	12,167	10,155	14,229
K. Scott Grassmyer	35,245	11,766	10,155	14,229
Michelle M. Kelly	—	12,723	—	22,283
Douglas B. Wood	—	8,656	14,002	16,638

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In addition, our NEOs, from time to time, may receive discounts on merchandise purchased directly from our company or complimentary meals at our Tommy Bahama restaurants. We do not believe that the aggregate incremental cost to us of these discounts and benefits exceeds $10,000 for any of our NEOs and are excluded from this table.

(4)
Totals may not add due to rounding.

  Grants of Plan-Based Awards in Fiscal 2020

        We suspended cash awards for fiscal 2020 performance, as described above under "—Compensation Discussion and Analysis—Short-Term Incentive Compensation." The following table presents information for fiscal 2020 regarding equity awards granted under our LTIP.

					All other stock awards: Number of shares of stock (#)(1)
		Estimated Future Payouts Under Equity Incentive Plan Awards
						Grant Date Fair Value of Stock Awards ($)(2)
	Grant Date
Name		Threshold (#)	Target (#)	Maximum (#)
Thomas C. Chubb III	6/25/20	5,682	22,725	45,450		1,131,023
	6/25/20				11,365	459,032
Thomas E. Campbell	6/25/20	2,273	9,090	18,180		452,409
	6/25/20				4,545	183,573
K. Scott Grassmyer	6/25/20	2,273	9,090	18,180		452,409
	6/25/20				4,545	183,573
Michelle M. Kelly	6/25/20	1,847	7,385	14,770		367,551
	6/25/20				7,385	298,280
Douglas B. Wood	6/25/20	2,132	8,525	17,050		424,289
	6/25/20				8,525	344,325

(1)
Reflects service-based restricted shares granted under the LTIP. All of the awards cliff vest on July 28, 2023. These stock awards are described above under "—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation."

(2)
The values for stock awards in this column are computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found under the captions "Equity Compensation" and "Long Term Stock Incentive Plan" in Notes 1 and 8, respectively, in our 2020 Annual Report on Form 10-K.

2021 PROXY STATEMENT    29

  Outstanding Equity Awards at Fiscal 2020 Year-End

        The following table provides information with respect to unvested equity awards held by our NEOs as of January 30, 2021. Our NEOs did not hold any unexercised stock options at the end of fiscal 2020.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Thomas C. Chubb III	40,884	2,667,272	5,682	370,694
Thomas E. Campbell	15,365	1,002,413	2,273	148,291
K. Scott Grassmyer	15,365	1,002,413	2,273	148,291
Michelle M. Kelly	24,129	1,574,176	1,847	120,498
Douglas B. Wood	18,769	1,224,490	2,132	139,092

(1)
The unvested equity awards held by our NEOs at the end of fiscal 2020 consist of various service-based restricted shares; performance-based restricted shares (which are subject to additional service requirements prior to vesting); and special, limited service-based restricted shares granted to Ms. Kelly in March 2017, as follows:

Thomas C. Chubb III

•

4,200 service-based restricted shares granted in March 2018 that vested on April 9, 2021

•

9,800 performance-based restricted shares granted in March 2019 in respect of actual fiscal 2018 performance that vested on April 9, 2021

•

4,800 service-based restricted shares granted in March 2019 that vest on April 8, 2022

•

10,719 performance-based restricted shares granted following the conclusion of the end of fiscal 2019 in respect of actual fiscal 2019 performance that vest on April 8, 2022

•

11,365 service-based restricted shares granted in June 2020 that vest on July 28, 2023

Thomas E. Campbell

•

1,500 service-based restricted shares granted in March 2018 that vested on April 9, 2021

•

3,500 performance-based restricted shares granted in March 2019 in respect of actual fiscal 2018 performance that vested on April 9, 2021

•

1,800 service-based restricted shares granted in March 2019 that vest on April 8, 2022

•

4,020 performance-based restricted shares granted following the conclusion of the end of fiscal 2019 in respect of actual fiscal 2019 performance that vest on April 8, 2022

•

4,545 service-based restricted shares granted in June 2020 that vest on July 28, 2023

K. Scott Grassmyer

•

1,500 service-based restricted shares granted in March 2018 that vested on April 9, 2021

•

3,500 performance-based restricted shares granted in March 2019 in respect of actual fiscal 2018 performance that vested on April 9, 2021

•

1,800 service-based restricted shares granted in March 2019 that vest on April 8, 2022

•

4,020 performance-based restricted shares granted following the conclusion of the end of fiscal 2019 in respect of actual fiscal 2019 performance that vest on April 8, 2022

•

4,545 service-based restricted shares granted in June 2020 that vest on July 28, 2023

30    2021 PROXY STATEMENT

Michelle M. Kelly

•

6,500 service-based restricted shares granted in March 2017 that vested on April 9, 2021

•

1,560 service-based restricted shares granted in March 2018 that vested on April 9, 2021

•

3,640 performance-based restricted shares granted in March 2019 in respect of actual fiscal 2018 performance that vested on April 9, 2021

•

1,560 service-based restricted shares granted in March 2019 that vest on April 8, 2022

•

3,484 performance-based restricted shares granted following the conclusion of the end of fiscal 2019 in respect of actual fiscal 2019 performance that vest on April 8, 2022

•

7,385 service-based restricted shares granted in June 2020 that vest on July 28, 2023

Douglas B. Wood

•

1,560 service-based restricted shares granted in March 2018 that vested on April 9, 2021

•

3,640 performance-based restricted shares granted in March 2019 in respect of actual fiscal 2018 performance that vested on April 9, 2021

•

1,560 service-based restricted shares granted in March 2019 that vest on April 8, 2022

•

3,484 performance-based restricted shares granted following the conclusion of the end of fiscal 2019 in respect of actual fiscal 2019 performance that vest on April 8, 2022

•

8,525 service-based restricted shares granted in June 2020 that vest on July 28, 2023

(2)
The market value of stock awards reported is computed by multiplying the number of shares of stock that have not vested by $65.24, the per-share closing price of our common stock on January 29, 2021.

(3)
The unearned equity awards at the end of fiscal 2020 consist of performance-based restricted share units awarded in fiscal 2020 pursuant to our LTIP. The actual number of restricted share units earned will range from 0% to 200% of the target award, based on our TSR relative to the TSRs of the peer companies in our comparator group during the three-year performance period ending July 13, 2023. In accordance with Item 402(f) of Regulation S-K, the unearned equity awards at the end of fiscal 2020 are reported assuming achievement at threshold performance, as described above under "—Grants of Plan-Based Awards in Fiscal 2020."

(4)
The market value of unearned equity awards reported is computed by multiplying the number of restricted share units that would be earned based on threshold performance, which is 25% of the target number of restricted share units awarded, by $65.24, the per-share closing price of our common stock on January 29, 2021.

  Stock Vested During Fiscal 2020

        The following table provides information concerning the vesting of restricted stock for each of our NEOs during fiscal 2020. The table reports the number of shares of stock that vested and the aggregate dollar value realized upon vesting of stock.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas C. Chubb III	20,153	826,676
Thomas E. Campbell	5,893	241,731
K. Scott Grassmyer	5,893	241,731
Michelle M. Kelly	7,661	314,254
Douglas B. Wood	7,661	314,254

(1)
The dollar amount is determined by multiplying the number of shares of our common stock vested by the per-share closing price of our common stock of $41.02 on April 9, 2020, the vesting date for these awards.

        There were no stock options exercised by any of our NEOs during fiscal 2020.

2021 PROXY STATEMENT    31

  Fiscal 2020 Non-Qualified Deferred Compensation

        The following table shows the activity under our Deferred Compensation Plan for each of our participating NEOs during fiscal 2020.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)(5)
Thomas C. Chubb III	14,891	38,806	13,786	—	698,690
Thomas E. Campbell	16,117	10,155	112,070	(29,312)	1,060,667
K. Scott Grassmyer	40,643	10,155	(9,644)	—	617,952
Douglas B. Wood	95,899	14,002	451,779	—	3,644,126

(1)
The amounts reported in this column are also included in the Summary Compensation Table above.

(2)
The amounts reported in this column are also included in the "All Other Compensation" column for fiscal 2020 in the Summary Compensation Table above.

(3)
Represent in-service distributions received in accordance with the terms of our Deferred Compensation Plan.

(4)
Reflects balances as of January 30, 2021.

(5)
The amounts reported in this column include amounts that are also reported as salary, non-equity incentive plan awards or all other compensation in the Summary Compensation Table above in fiscal 2020 and in prior years as follows:

Name	Amount Included in Both Non-Qualified Deferred Compensation Table and Summary Compensation Table ($)	Amount Included in Both Non-Qualified Deferred Compensation Table and Previously Reported in Prior Years' Summary Compensation Table ($)	Total Amounts Included in Both Non-Qualified Deferred Compensation Table and Current Year or Prior Years' Summary Compensation Table ($)
Thomas C. Chubb III	53,697	656,522	710,219
Thomas E. Campbell	26,272	474,718	500,990
K. Scott Grassmyer	50,798	284,248	335,046
Douglas B. Wood	109,901	613,322	723,223

Potential Payments on Termination or Change of Control

        Our NEOs are employed "at-will" and we do not enter into employment agreements or severance agreements with our NEOs. All of our NEOs' outstanding equity awards provide for "double trigger" vesting, meaning that the awards require a change of control of our company and a termination of the individual's employment either by the individual for "good reason" or us or our acquiror without "cause" (which we refer to as a "change of control termination") to accelerate vesting, except as described below. Performance-based restricted share units issued to our NEOs in June 2020 are not subject to "double trigger" acceleration of vesting in the event such awards are neither continued following a change of control nor assumed or converted by the successor entity. If such awards are terminated in connection with a change of control and not assumed or converted by the successor entity, the unvested equity awards would accelerate and vest as of the date of such change of control as follows: (i) if such change of control occurred on or prior to July 13, 2021, the target number of restricted share units subject to the awards would vest, (ii) if such change of control occurred after July 13, 2021 but prior to end of the applicable performance period, the number of restricted share units that would vest would be determined based on our actual TSR relative to the TSR of our comparative peer group for the applicable performance period as if the applicable performance period had ended on the date of such change of control and (iii) if the change of control occurred on or after the end of the applicable performance period but prior to the date on which such awards would vest, the number of restricted shares that would vest would be determined based on our actual TSR relative to the TSR of our comparative peer group for the applicable performance period.

32    2021 PROXY STATEMENT

        The following table summarizes the value of the shares of our common stock that would be realized by each NEO if a change of control termination had occurred on January 30, 2021:

Name	Equity Awards That Would Vest upon a Change of Control Termination (#)(1)(2)	Value Realized on Vesting Following a Change of Control Termination ($)(3)
Thomas C. Chubb III	63,609	4,149,851
Thomas E. Campbell	24,455	1,595,444
K. Scott Grassmyer	24,455	1,595,444
Michelle M. Kelly	31,514	2,055,973
Douglas B. Wood	27,294	1,780,661

(1)
For details on the outstanding equity awards that would vest upon a change of control termination, see Footnote 1 under "—Outstanding Equity Awards at Fiscal 2020 Year-End."

(2)
Pursuant to the terms of the fiscal 2020 program, if a change of control termination takes place where the change of control occurs prior to July 13, 2021, the individual recipients would be entitled to receive the number of shares of our common stock attributable to the recipient's target number of performance-based restricted share units pursuant to the program. Accordingly, the table includes the target number of shares of our common stock pursuant to the fiscal 2020 program for each recipient, as reflected as target under "—Grants of Plan-Based Awards in Fiscal 2020."

(3)
The value is computed by multiplying the number of shares that would vest by $65.24, the per-share closing market price of our common stock on January 29, 2021.

        We did not have any other arrangement, policy or plan that would provide payments or benefits to any of our NEOs as a result of a termination of any kind, including following a change of control, other than benefits payable to salaried employees of our company on a non-discriminatory basis.

CEO Pay Ratio

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our Chief Executive Officer, Mr. Chubb, to that of our median-paid employee. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

        To identify our median-paid employee for fiscal 2020, we examined the 2020 total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2020. For purposes of this calculation: we excluded approximately 4% of our workforce located in foreign jurisdictions under the de minimis exception to the pay ratio rule; for all employees based in foreign jurisdictions who were included in our determination of the median-paid employee, we applied a foreign currency to U.S. dollar exchange rate based on the average daily rate during the 12 months ended December 31, 2020; we elected not to annualize the compensation paid to employees who were not employed for all of 2020 (e.g., new hires and employees who were furloughed during 2020); we included full-time, part-time, temporary and seasonal employees for purposes of determining the median-paid employee; and we used gross earnings (or foreign equivalent amounts), meaning total amounts paid before deductions or adjustments, including wages, overtime, bonuses and the value of any equity awards that vested during the 2020 calendar year.

        The median-paid employee used for purposes of this fiscal 2020 comparison was a non-exempt, retail employee located in the U.S. with total compensation for fiscal 2020 of $23,470, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The annual total compensation for fiscal 2020 for our Chief Executive Officer was $2,417,381, as discussed above under "—Compensation Tables—Summary Compensation Table for Fiscal 2020." Based on this information, for fiscal 2020, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median-paid employee was 103 to 1.

        We believe the pay ratio disclosure presented in this section is a reasonable estimate. Because the SEC's rules for identifying the median-paid employee and calculating the pay ratio allow companies to use different methodologies, assumptions, adjustments and estimates, our pay ratio disclosure may not be comparable to the pay ratio reported by other companies. This information under "CEO Pay Ratio" is being provided solely for compliance purposes. Neither our compensation committee nor our management uses the pay ratio measure in making compensation decisions.

2021 PROXY STATEMENT    33

NOMINATING, COMPENSATION & GOVERNANCE COMMITTEE REPORT

        The Nominating, Compensation & Governance Committee has reviewed and discussed with management the Company's Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Nominating, Compensation & Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Fiscal 2020 Annual Report on Form 10-K.

Respectfully submitted,

Clarence H. Smith, Chairman
Helen Ballard
Virginia A. Hepner
E. Jenner Wood III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Helen Ballard, Virginia A. Hepner, Clarence H. Smith, and E. Jenner Wood III served on our NC&G Committee during fiscal 2020. None of them are current officers or employees of our company or any of our subsidiaries; none of them are former officers of our company or any of our subsidiaries; and none of them had any relationship during fiscal 2020 requiring disclosure under any paragraph of Item 404 of Regulation S-K. In fiscal 2020, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or our compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Board or Executive Committee reviews all transactions that are disclosable under Item 404(a) of Regulation S-K. To help identify these related party transactions, our Legal Department maintains a list of companies and other persons with whom each director and executive officer has a potentially disclosable relationship and each director and executive officer is annually expected to complete a questionnaire that requires the disclosure of any transaction or relationship that the individual, or any member of his or her immediate family, has or will have with our company. Our Legal Department, with the assistance of other members of senior management, also reviews contemplated transactions to consider whether one of our directors or executive officers (or an affiliated entity) proposes to engage in a transaction that our Board should review. Our Board or Executive Committee will only approve related party transactions that are in, or not inconsistent with, the best interests of our company and our shareholders. In determining whether to approve or reject a related party transaction, our Board considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to our company.

        During fiscal 2020, there were no related party transactions requiring disclosure in this proxy statement.

AUDIT-RELATED MATTERS

Report of the Audit Committee

        The Audit Committee, which operates under a written charter adopted by the Board of Directors of Oxford Industries, Inc., is composed entirely of independent directors and, among other things, oversees, on behalf of the Board of Directors, the Company's financial reporting process and system of internal control over financial reporting. Pursuant to the Audit Committee's charter, the committee is also charged with reviewing the Company's guidelines and policies with respect to risk assessment and risk management, including cybersecurity risks. The Audit Committee's charter is posted under the "Corporate Governance" link under the "Investor Relations" tab on our website at www.oxfordinc.com. The Audit Committee held four meetings during the Company's 2020 fiscal year.

        The Company's management is responsible for its financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting standards generally accepted in the United States. The Company's independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the Company's consolidated financial statements and providing an opinion as to their conformity with accounting standards generally accepted in the United States, as well as attesting and reporting on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to oversee these processes, as well as to appoint, retain, compensate, evaluate and, when necessary, terminate the Company's independent registered public accounting firm. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out its oversight responsibilities, the Audit Committee shall not be charged with, and is not providing, any expert or special assurance as to the Company's financial statements, or any professional certification as to Ernst & Young LLP's work.

34    2021 PROXY STATEMENT

        In fulfilling its responsibilities, the Audit Committee has:

  •
  reviewed and discussed with management and Ernst & Young LLP the audited financial statements included in the Company's Fiscal 2020 Annual Report on Form 10-K and the reports of management and of Ernst & Young LLP on the effectiveness of the Company's internal control over financial reporting as of the end of fiscal 2020 contained therein;

  •
  discussed with Ernst & Young LLP the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by the AICPA professional standards, vol. 1 AU section 380, as adopted by the Public Company Oversight Board in Rule 3200, as subsequently superseded by Auditing Standard No. 1301 (Communications with Audit Committees), which include, among other items, matters related to the conduct of the audit of the fiscal 2020 financial statements;

  •
  received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the Audit Committee concerning independence, considered whether the independent auditors' provision of other non-audit services to the Company (which are set forth below under "—Fees Paid to Independent Registered Public Accounting Firm") is compatible with the auditors' independence, and discussed with Ernst & Young LLP its independence;

  •
  concluded that Ernst & Young LLP is independent from the Company and its management; and

  •
  based on the reviews and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company's Fiscal 2020 Annual Report on Form 10-K.

Respectfully Submitted,

Dennis M. Love, Chairman
Thomas C. Gallagher
John R. Holder
Stephen S. Lanier
Milford W. McGuirt
Clyde C. Tuggle

Fees Paid to Independent Registered Public Accounting Firm

        The following table summarizes certain fees that we paid in respect of each of fiscal 2020 and fiscal 2019 to Ernst & Young LLP, our independent registered public accounting firm, for professional services:

Fee Category	Fiscal 2020 ($)	Fiscal 2019 ($)	Description
Audit fees	1,760,974	1,842,124	Fees for the audit of our consolidated financial statements and internal control over financial reporting; reviews of our consolidated quarterly financial statements included in Forms 10-Q filed with the SEC; statutory audits of subsidiaries; services related to assistance with implementation of new accounting rules and regulations; and services provided in connection with statutory and regulatory filings
Audit-related fees	—	2,000	Fees for audit-related services such as compliance with rules and regulations applicable to accounting matters
Tax fees	92,728	89,477	Fees for tax compliance, planning and advisory services
All other fees	—	—	—

Total fees	1,853,702	1,933,601

Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        Our Audit Committee has adopted a policy for the pre-approval of services provided by our independent registered public accounting firm. Unless a service to be provided by our independent registered public accounting firm has received general pre-approval under the policy, it requires specific pre-approval by our Audit Committee or the chair of our Audit Committee before the commencement of the service. The pre-approval policy is detailed as to the particular services to be provided, and our Audit Committee is to be informed about each service provided.

        Specific pre-approval is required for significant recurring annual engagements, such as engagements for the required annual audit and quarterly reviews (including the audit of internal control over financial reporting) and statutory audits. Any

2021 PROXY STATEMENT    35

individual engagement with an estimated cost of more than $75,000 must be specifically pre-approved before the commencement of the engagement, even if the service in question has received general pre-approval. In addition, further Audit Committee pre-approval is required if the aggregate fees for such engagements would exceed $200,000. At each Audit Committee meeting, the entire Audit Committee reviews services performed since the prior meeting pursuant to the general pre-approvals granted under the policy, as well as services, if any, pre-approved by the chair of our Audit Committee.

        The nature and dollar value of services performed under the general pre-approval guidelines are reviewed with our Audit Committee on at least an annual basis. All of the fees detailed above paid to Ernst & Young LLP for fiscal 2020 and fiscal 2019 were specifically pre-approved by our Audit Committee.

COMMON STOCK OWNERSHIP BY MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

Management

        The table below sets forth certain information as of April 16, 2021 regarding the beneficial ownership of shares of our common stock by our directors, our NEOs and our directors and executive officers as a group. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of our common stock shown as being beneficially owned by them. The address for each individual in this table is c/o Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309.

	Beneficial Ownership of Common Stock
Name	Number of Shares(1)(2)	Percent of Class(1)
Helen Ballard	13,218	*
Thomas E. Campbell	35,252	*
Thomas C. Chubb III(3)	129,446	*
Thomas C. Gallagher	15,003	*
K. Scott Grassmyer	36,097	*
Virginia A. Hepner	6,635	*
John R. Holder	27,287	*
Michelle M. Kelly	42,470	*
Stephen S. Lanier(4)	538,879	3.2%
Dennis M. Love	22,806	*
Milford W. McGuirt	1,514	*
Clarence H. Smith	17,550	*
Clyde C. Tuggle	11,727	*
Douglas B. Wood	43,480	*
E. Jenner Wood III	18,150	*
All directors and executive officers as a group (16 persons)	972,545	5.8%

*
Less than 1%

(1)
Calculations based on an aggregate of 16,897,902 shares of our common stock outstanding as of the close of business on April 16, 2021. The number of shares and percentage of the class beneficially owned include unvested restricted shares for which the individual has voting rights as of the close of business on April 16, 2021.

(2)
Shares reported exclude performance-based restricted stock units granted to executive officers in June 2020 and March 2021, which are subject to additional performance conditions based on our relative TSR over a three-year performance period.

(3)
Consists of 53,137 shares held individually by Mr. Chubb and 76,309 shares held in a grantor retained annuity trust of which Mr. Chubb is the trustee.

(4)
Consists of 75,182 shares held individually by Mr. Lanier, 10,048 shares held in a trust of which Mr. Lanier is the primary beneficiary, 35,484 shares held in custodial accounts for the benefit of Mr. Lanier's children, 860 shares held by Mr. Lanier's wife and 417,305 shares held by a charitable foundation for which Mr. Lanier has voting authority. Mr. Lanier disclaims beneficial ownership of the shares held by such charitable foundation.

36    2021 PROXY STATEMENT

Certain Beneficial Owners

        The table below sets forth certain information regarding the beneficial ownership of shares of our common stock by persons we believe beneficially hold more than 5% of our common stock based solely on a review of SEC filings made in respect of ownership.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares(1)		Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,910,560	(2)	17.2%
Silvercrest Asset Management Group LLC 1330 Avenue of the Americas, 38th Floor New York, NY 10019	992,868	(3)	5.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,680,750	(4)	9.9%

(1)
Calculations based on an aggregate of 16,897,902 shares of our common stock outstanding as of the close of business on April 16, 2021.

(2)
The shares reported are held by BlackRock, Inc. in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of December 31, 2020. BlackRock reported sole voting power over 2,839,973 of the reported shares and sole dispositive power over all of the reported shares. As reported by BlackRock, one of the persons on behalf of which BlackRock holds the reported shares, iShares Core S&P Small-Cap ETF, has an interest in more than 5% of our common stock. This information was obtained from a Schedule 13G filed on January 25, 2021.

(3)
The shares reported are held by Silvercrest Asset Management Group LLC in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act as of December 31, 2020 and by each of Silvercrest L.P. and Silvercrest Asset Management Group Inc. in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act as of December 31, 2020. Silvercrest Asset Management Group LLC, Silvercrest L.P. and Silvercrest Asset Management Group Inc. reported shared voting power and shared dispositive power over all of the reported shares. This information was obtained from a Schedule 13G filed on February 16, 2021.

(4)
The shares reported are held by The Vanguard Group in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act as of December 31, 2020. Vanguard reported shared voting power over 17,859 of the reported shares, sole dispositive power over 1,649,303 of the reported shares and shared dispositive power over 31,447 of the reported shares. This information was obtained from a Schedule 13G/A filed on February 10, 2021.

        Under the SEC's rules, a person may be deemed to beneficially own securities in which he or she has no pecuniary interest. The information set forth in the tables above shall not be construed as an admission that any such person is, for purposes of Section 13(d) or 13(g) of the Exchange Act or otherwise, the beneficial owner of any securities disclosed above.

2021 PROXY STATEMENT    37

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information concerning our equity compensation plans as of January 30, 2021:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
Employee Stock Purchase Plan(2)	—	330,304
Long-Term Stock Incentive Plan	166,690	334,006
Equity compensation plans not approved by security holders	—	—
Total		664,310

(1)
Includes potential performance-based restricted share units assuming achievement at maximum performance. Performance-based restricted share units do not have an associated exercise price. Accordingly, information relating to the exercise price of outstanding options, warrants and rights is not included in this table.

(2)
The number of securities to be issued under our Employee Stock Purchase Plan is not determinable as of any date other than the last day of the applicable quarterly purchase period since the weighted average purchase price under the plan is not determinable as of any date other than the last day of the applicable quarterly purchase period.

INFORMATION ABOUT THE MEETING AND VOTING

Shares Outstanding

        You may vote at our 2021 annual meeting if you owned shares of our common stock as of the close of business on April 16, 2021, the record date for the annual meeting. As of April 16, 2021, there were 16,897,902 shares of our common stock issued and outstanding. You are entitled to one vote for each share of our common stock that you owned on the record date.

Participating in the Meeting

        Shareholders may access the annual meeting webcast, submit questions and electronically vote shares at the meeting by visiting www.meetingcenter.io/286704064. The live audio webcast of the annual meeting will begin promptly at 2 p.m., Eastern Time. We encourage shareholders to access the webcast in advance of the designated start time.

        If your shares of our common stock are registered directly in your name with Computershare, our transfer agent, then you are a shareholder of record. As a shareholder of record, you may access the meeting webcast using the instructions and voter control number set forth in the Notice of Internet Availability.

        If, like most of our shareholders, your shares of Oxford common stock are held in an account with a broker, you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. If your shares are held in an account with a broker and you wish to participate in the annual meeting, you must register in advance to participate in the meeting webcast and obtain a new control number from Computershare, our transfer agent. You may request registration by submitting proof of your proxy power (legal proxy) reflecting your holdings of our common stock, along with your name and email address, to Computershare. Requests for registration may be directed to Computershare (i) by mail to the following address: Computershare, Oxford Industries, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001 or (ii) by email, by attaching an image of your legal proxy or forwarding the email from your broker to legalproxy@computershare.com. Requests for registration must be labeled "Legal Proxy" and received no later than 5:00 p.m., Eastern Time, on June 9, 2021. You will receive a confirmation of your registration by email after your registration materials have been received.

Voting

        If you are a shareholder of record, you may vote using one of the following methods:

  •
  by voting on the Internet in accordance with the instructions set forth in the Notice of Internet Availability;

  •
  after requesting a printed copy of the proxy materials, by signing and returning a proxy card or voting by telephone; or

38    2021 PROXY STATEMENT

  •
  by participating in the annual meeting and voting electronically at the annual meeting.

        If you are a shareholder of record and you sign and return your proxy card but do not include voting instructions, your proxy will be voted as recommended by our Board or, if no recommendation is given, in the discretion of the proxies designated on the proxy card, to the extent permitted under applicable law.

        However, if you are a shareholder of record, your shares will not be voted unless you submit a proxy (which can be accomplished by voting on the Internet, by telephone or by signing and returning a proxy card, as noted above) or participate in the annual meeting webcast and vote electronically at the meeting.

        If your shares are held in an account with a broker, the broker holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you may direct your broker on how to vote the shares in your account. Telephone and/or Internet voting may be available to direct your broker on how to vote the shares in your account, but the availability of telephone and/or Internet voting will depend on the voting processes of that firm. Please follow the directions on your proxy card or voting instruction form carefully. Even if your shares are held in an account with a broker, you are invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares electronically at the meeting unless you obtain a valid proxy card from your broker and, in order to gain access to the meeting webcast, register for the meeting with Computershare by following the instructions in "—Participating in the Meeting" above.

Broker Discretionary Voting; Broker Non-Votes

        If you hold shares through an account with a broker, your shares may be voted by the broker even if you do not provide voting instructions. Brokerage firms have the authority, under the NYSE's rules, to vote shares in their discretion on certain "routine" matters when their customers do not provide voting instructions. Under the NYSE's rules, only Proposal No. 2 (ratification of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2021) is considered a routine matter.

        The other proposals to be addressed at the annual meeting are considered "non-routine" matters under the NYSE's rules. When a brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to a non-routine matter, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." Broker non-votes will be counted as present at the annual meeting for quorum purposes but will not be counted as entitled to vote on the non-routine matter. Therefore, if your shares are held in an account with a broker, it is important that you provide voting instructions to your broker so that your vote on these proposals is counted.

Changing Your Vote

        If your shares are held in an account with a broker, then you must follow the instructions provided by that firm in order to revoke or change your vote with respect to shares held in street name.

        However, if you are a shareholder of record, you may revoke or change your vote with respect to the shares of our common stock that are registered directly in your name by doing any of the following:

  •
  delivering a written notice of revocation to our Secretary before the vote is taken at the annual meeting, such notice of revocation dated later than the proxy you want to revoke;

  •
  changing your vote using the Internet methods for voting described in the Notice of Internet Availability;

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  properly executing and delivering a later-dated proxy before the vote is taken at the annual meeting;

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  if you have requested a printed copy of the proxy materials, voting by telephone; or

  •
  voting electronically at the annual meeting (your participation in the annual meeting, in and of itself, will not revoke the earlier proxy).

Quorum

        In order for us to conduct the annual meeting, the holders of a majority of the shares of our common stock issued and outstanding as of the record date must be present, in person or by proxy, at the annual meeting. This is referred to as a quorum. Abstentions and broker non-votes, if any, will be counted as shares present at the meeting for purposes of determining the presence of a quorum.

2021 PROXY STATEMENT    39

 ADDITIONAL INFORMATION

Annual Report on Form 10-K

        Our 2020 Annual Report on Form 10-K may be accessed through the date of the annual meeting by all shareholders under the "Investor Relations" tab of our website at www.oxfordinc.com. We will also provide without charge, at the written request of any shareholder of record as of April 16, 2021, a hard copy of our 2020 Annual Report on Form 10-K, including the audited financial statements, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits if they are requested by eligible shareholders. We may impose a reasonable fee for providing the exhibits. Requests for copies of our 2020 Annual Report on Form 10-K should be mailed to our company's headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309, Attention: Investor Relations or emailed to investorrelations@oxfordinc.com.

Board's Role in Risk Oversight

        Our Board is ultimately charged with overseeing our business, including risks to our business, on behalf of our shareholders. In order to fulfill this responsibility, our Audit Committee, pursuant to its charter, reviews our policies with respect to our company's risk assessment and risk management. With our Audit Committee's oversight, we conduct an enterprise risk management, or "ERM," program on an ongoing basis. At each quarterly meeting of our Audit Committee, a significant portion of time is devoted to a management report to the committee on the status of the ERM program and/or certain risks, including among other things cybersecurity and data privacy, faced by our company.

        Our Audit Committee actively engages management on potential strategies for reducing, eliminating or mitigating the risks to our organization. Our Audit Committee regularly reports to our Board on our ERM program, and our management at least annually provides our Board with a full report on our ERM program. In addition to our ERM program, our Board examines specific business risks in its regular reviews of our operating groups and also on a company-wide basis as part of its regular strategic reviews.

        As part of its oversight of our overall compensation program, our NC&G Committee considers our compensation policies and procedures, including the incentives that they create and factors that may influence excessive risk taking. In particular, our compensation programs typically provide for short-term cash incentive payments to individuals throughout our company based on satisfaction of pre-established performance targets. For employees within our various operating groups, these performance targets may be based on performance by the operating group, as a whole, or a specific business unit or business location within that operating group. Each cash and/or equity incentive award for an individual employee within our organization is subject to a maximum amount that may be received by the individual. Our senior management and, with respect to our executive officers, our NC&G Committee, approve applicable performance targets taking into consideration our detailed, internal budgets for upcoming fiscal periods. These members of senior management have access to daily retail and ecommerce sales data and receive monthly financial reports, and they review and analyze deviations from the budgeted plans to assess whether, among other things, the deviations were the result of inappropriate risk taking. Our NC&G Committee has concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on our company.

Submission of Director Candidates by Shareholders

        Pursuant to our bylaws, to be timely, a director nomination by a shareholder must generally be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting; however, if the annual meeting of shareholders is advanced more than 30 days prior to or delayed more than 30 days after the first anniversary of the preceding year's annual meeting, a director nomination submitted by a shareholder to be timely must be delivered not later than the close of business on the later of (1) the 90th day prior to the annual meeting or (2) the 10th day following the date on which public announcement of the date of such annual meeting is first made. Any recommendation received by our Secretary will be promptly forwarded to the chair of our NC&G Committee for consideration. In order for a shareholder to nominate a director candidate for consideration at our 2022 annual meeting, we must receive notice of such nomination between February 15, 2022 and March 17, 2022 (inclusive) unless the date of our 2022 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after June 15, 2022. Any such nominations must comply with the other requirements for proper nominations pursuant to our bylaws.

        Our bylaws set out the specific requirements that a shareholder must satisfy in order to properly nominate a director candidate. Any shareholder filing a written notice of nomination for a director must describe various matters regarding the nominee and the shareholder, including, among other things, name; address; occupation; shares, rights to acquire shares and other derivative securities held; and any relevant understandings or arrangements between the shareholder and affiliated parties, if any. A copy of the requirements for nominating a director candidate is available in print to any shareholder who so requests it. Requests for a copy of these requirements should be mailed to our company's headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, GA 30309, Attention: Investor Relations.

40    2021 PROXY STATEMENT

        In addition to candidates submitted by shareholders, our NC&G Committee will also consider candidates recommended by directors, management, third party search firms and other credible sources. Candidates recommended by any of these sources will be equally evaluated and considered. Our NC&G Committee will compile a complete list of candidates recommended by any credible source and evaluate each candidate. Each candidate will be evaluated in the context of the current composition of our Board, the current needs of our Board and the long-term interests of our shareholders. In making its evaluation of possible director candidates, our NC&G Committee will consider, among other things, issues such as a candidate's independence, expertise, age, diversity, general business knowledge and experience, financial literacy, availability and commitment. After evaluating each candidate, our NC&G Committee will determine which candidates it will recommend to the full Board.

Shareholder Proposals

        Pursuant to our bylaws, in order for a shareholder proposal (other than a proposal submitted pursuant to Rule 14a-8 or director nomination) to be considered at an annual meeting, the proposal must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting; however, if the annual meeting of shareholders is advanced more than 30 days prior to or delayed more than 30 days after the first anniversary of the preceding year's annual meeting, in order to be timely, a shareholder proposal must be delivered not later than the close of business on the later of (1) the 90th day prior to the annual meeting or (2) the 10th day following the date on which public announcement of the date of such annual meeting is first made. Accordingly, in order for a shareholder proposal (other than a director nomination) to be considered at our 2022 annual meeting, we must receive the proposal between February 15, 2022 and March 17, 2022 (inclusive) unless the date of our 2022 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after June 15, 2022.

        Our bylaws set out the specific requirements that a shareholder must satisfy in order to properly make a proposal for consideration by our shareholders at an annual meeting. Any shareholder submitting a proposal must describe various matters regarding the shareholder, including, among other things, name; address; occupation; shares, rights to acquire shares and other derivative securities held; and any relevant understandings or arrangements between the shareholder and affiliated parties, if any. A copy of the requirements for submitting a shareholder proposal is available in print to any shareholder who so requests it. Requests for a copy of these requirements should be mailed to our company's headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, GA 30309, Attention: Investor Relations.

        Our bylaws further contemplate that shareholders who wish to have a proposal included in our proxy statement may be permitted to do so in accordance with Rule 14a-8 under the Exchange Act provided the proposal is otherwise in accordance with such Rule 14a-8. In order for a proposal to be included pursuant to Rule 14a-8 in the proxy statement for our 2022 annual meeting, it must be submitted in writing by January 6, 2022 and comply with the requirements of Rule 14a-8, unless the date of our 2022 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after June 15, 2022.

Communications to our Board of Directors

        Mail can be addressed to our directors in care of the Office of the Secretary at our company's headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309. At the direction of our Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All relevant communications to our directors will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to "Outside Directors," "Non-Management Directors" or the "Lead Director" will be forwarded or delivered to our lead director. Mail addressed to the "Board of Directors" will be delivered to our Chairman.

Proxy Solicitation

        We will bear the cost of solicitation of proxies by our Board in connection with the annual meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock held in their names. Our employees may solicit proxies by mail, telephone, facsimile, electronic mail and personal interview. We have also engaged Okapi Partners to act as our proxy solicitor and have agreed to pay it $7,000 for the year, plus reasonable out-of-pocket expenses, for such services.

Shareholder List

        We will maintain a list of shareholders entitled to vote at the annual meeting at our headquarters located at 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309. A list of the shareholders entitled to vote at the annual meeting will be available for examination by any shareholder for a period of 10 days prior to the meeting. Any shareholder wishing to schedule an appointment to examine the shareholder list during this period may do so by contacting our Vice President-Law, General Counsel

2021 PROXY STATEMENT    41

and Secretary at generalcounsel@oxfordinc.com. The shareholder list will also be available during the annual meeting on the virtual meeting website.

Website Information

        We have posted our Corporate Governance Guidelines, Code of Conduct, ethical conduct policy for senior financial officers and Audit Committee and NC&G Committee charters under the "Corporate Governance" link under the "Investor Relations" tab on our website at www.oxfordinc.com. Additionally, we have posted our corporate social responsibility statement, Codes of Vendor Conduct for our business groups and Conflict Minerals Policy under the "Corporate Responsibility" tab on our website at www.oxfordinc.com.

By Order of the Board of Directors

Suraj A. Palakshappa Vice President-Law, General Counsel and Secretary

        Our 2020 Annual Report on Form 10-K, which includes audited financial statements, is available on the Internet at http://www.edocumentview.com/oxford. Any shareholder may request a printed copy of the 2020 Annual Report on Form 10-K by following the instructions in the Notice of Internet Availability.

42    2021 PROXY STATEMENT

MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/Oxford or delete QR code and control # sc∆an the QR≈ code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/Oxford Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: Class II Directors to be elected for a three-year term expiring in 2024: For Against Abstain For Against Abstain For Against Abstain 01 - Thomas C. Chubb III 02 - John R. Holder 03 - Stephen S. Lanier 04 - Clarence H. Smith Class III Director to be elected for a one-year term expiring in 2022: For Against Abstain 05 - Milford W. McGuirt For Against Abstain For Against Abstain 2. Ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021. 3. Proposal to approve, by a non-binding, advisory vote, the compensation of the Company’s named executive officers. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 5 0 3 7 7 8 03GKFD MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 2021 Annual Meeting Proxy Card1234 5678 9012 345

The 2021 Annual Meeting of Shareholders of Oxford Industries, Inc. will be held on Tuesday, June 15, 2021 at 2:00 P.M. Eastern time, virtually via the internet at www.meetingcenter.io/286704064. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — OXM2021. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/Oxford q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 15, 2021 THOMAS C. CHUBB III, K. SCOTT GRASSMYER and SURAJ A. PALAKSHAPPA, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Oxford Industries, Inc. to be held on June 15, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy - Oxford Industries, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/Oxford